Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

By and Between

TIME WARNER INC.

and

TIME INC.

Dated as of             , 2014

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

SECTION 1.01.	Definitions	1

ARTICLE II

General Principles; Transfer of Certain U.S. Employees; Service Providers

SECTION 2.01.	Transfer of Transferred To Time Employees	10
SECTION 2.02.	Transfer of Transferred To TWX Employees	10
SECTION 2.03.	Collectively Bargained Employees	10
SECTION 2.04.	Noncovered Former Time Employees; Noncovered Former TWX Employees; Time Service Providers; Former Time Service Providers	10
SECTION 2.05.	Benefit Plans	11
SECTION 2.06.	Allocation of Employment Liabilities for Transferred To Time Employees and Transferred To TWX Employees	11

ARTICLE III

Annual Bonuses for Year of Distribution

SECTION 3.01.	Transferred To Time Employee Bonuses	12
SECTION 3.02.	Transferred To TWX Employee Bonuses	12
SECTION 3.03.	Time Annual Incentive Plan; Time Annual Sales Incentive Plan	12
SECTION 3.04.	Time Long-Term Incentive Plan	12
SECTION 3.05.	Time Transaction Bonuses	13

ARTICLE IV

Service Credit

SECTION 4.01.	TWX Benefit Plans	13
SECTION 4.02.	Time Benefit Plans	13

i

ARTICLE V

Severance

SECTION 5.01.	Transferred To Time Employees	13
SECTION 5.02.	Transferred To TWX Employees	14
SECTION 5.03.	Post-Distribution Severance	14

ARTICLE VI

Certain U.S. Welfare Benefit Plan Matters

SECTION 6.01.	Time Welfare Plans	14
SECTION 6.02.	Allocation of Welfare Benefit Claims	15
SECTION 6.03.	Workers’ Compensation Claims	15
SECTION 6.04.	COBRA	16
SECTION 6.05.	New York State Unemployment Contributions	16

ARTICLE VII

U.S. Retiree Medical Benefits

SECTION 7.01.	Subsidized Retiree Medical Benefits	17
SECTION 7.02.	Unsubsidized Retiree Medical Benefits	17

ARTICLE VIII

U.S. Defined Benefit Pension Plans

SECTION 8.01.	TWX U.S. Pension Plan	17
SECTION 8.02.	TWX Excess Benefit Pension Plan	18

ARTICLE IX

U.S. Defined Contribution Plans

SECTION 9.01.	Time 401(k) Plan	19
SECTION 9.02.	Trust-to-Trust Transfer	19
SECTION 9.03.	401(k) Rollover	19
SECTION 9.04.	Employer 401(k) Plan Contributions	20
SECTION 9.05.	Limitation of Liability	21

ARTICLE X

U.S. Nonqualified Deferred Compensation

SECTION 10.01.	TWX Nonqualified Plans	21
SECTION 10.02.	Split Dollar Life Insurance Contracts	22
SECTION 10.03.	Individual Deferred Compensation Arrangement	22
SECTION 10.04.	No Distributions	22
SECTION 10.05.	Section 409A	22

ARTICLE XI

U.S. Dependent Care and Medical Flexible Spending Arrangements;
Medical Insurance Premiums

SECTION 11.01.	Dependent Care and Medical Flexible Spending Arrangements	23
SECTION 11.02.	Medical Insurance Premiums	24

ARTICLE XII

U.S. Transportation Benefit Programs

SECTION 12.01.	Transportation Benefit Programs	25

ARTICLE XIII

U.S. Vacation and Sabbatical Program

SECTION 13.01.	Vacation	26
SECTION 13.02.	Sabbatical Program	27

ARTICLE XIV

Non-U.S. Employees

SECTION 14.01.	General	27
SECTION 14.02.	Certain Laws	27
SECTION 14.03.	Employee Transfers	27
SECTION 14.04.	U.K. Employees	27
SECTION 14.05.	Canadian Defined Contribution Plans	29
SECTION 14.06.	Payroll Services in Certain Jurisdictions	29
SECTION 14.07.	Certain Expatriate Benefit Plans	30

ARTICLE XV

TWX Equity Compensation Awards

SECTION 15.01.	General Treatment of Outstanding TWX Equity Compensation Awards	30
SECTION 15.02.	Treatment of Outstanding TWX Equity Compensation Awards Held by Joseph A. Ripp and Jeffrey J. Bairstow	31
SECTION 15.03.	Replacement Time Equity Compensation Awards	32
SECTION 15.04.	Tax Withholding and Reporting	32
SECTION 15.05.	Reports	33
SECTION 15.06.	Recharge Agreements	33

ARTICLE XVI

Administrative Costs and Benefit Plan Reimbursements

SECTION 16.01.	Time Reimbursement of TWX for Post-Separation Administrative Services	34
SECTION 16.02.	Pre-Separation Benefit Plan Matters	34
SECTION 16.03.	Benefit Plan Indemnification	35

ARTICLE XVII

Cooperation; Production of Witnesses; Works Councils

SECTION 17.01.	Cooperation	36
SECTION 17.02.	Production of Witnesses; Records; Further Cooperation	36
SECTION 17.03.	Works Councils; Employee and Service Provider Notices	37

ARTICLE XVIII

Reimbursements

SECTION 18.01.	Reimbursements by the Time Group	38
SECTION 18.02.	Reimbursements by the TWX Group	38
SECTION 18.03.	Invoices	39

ARTICLE XIX

Termination

SECTION 19.01.	Termination	39
SECTION 19.02.	Effect of Termination	39

v

EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of             , 2014, by and between TIME WARNER INC., a Delaware corporation (“TWX”), and TIME INC., a Delaware corporation (“Time”, and together with TWX, the “Parties”).

R E C I T A L S

WHEREAS the Parties are entering into the Separation and Distribution Agreement (the “Separation Agreement”) concurrently herewith, pursuant to which TWX intends to distribute to its shareholders its entire interest in Time by way of a stock dividend to be made to holders of TWX Common Stock (as defined below) (the “Distribution”);

WHEREAS, in preparation for the Distribution, certain members of the Time Group (as defined below) established certain U.S. welfare and benefit plans and programs effective as of early January 2014 and certain U.K. welfare and benefit plans effective as of early April 2014, with respect to which TWX will provide certain administrative support through the Distribution Date; and

WHEREAS the Parties wish to set forth their agreements as to certain matters regarding employment, compensation, employee benefits and arrangements with non-employee service providers.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. For purposes of this Agreement, the following terms shall have the following meanings.

“401(k) Effective Date” has the meaning set forth in Section 9.01.

“401(k) Transfer Date” has the meaning set forth in Section 9.02.

“Action” shall mean any claim, demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any Federal, state, local, foreign or international arbitration or mediation tribunal.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Agreements” means the TSA, TMA, Credit Support Agreement, Group Data Processing Agreement, IT Applications and Database

Agreement and any other instruments, assignments, documents and agreements executed in connection with the implementation of the transactions contemplated by the Separation Agreement.

“Applicable Recharge Agreements” has the meaning set forth in Section 15.06.

“Bairstow” has the meaning set forth in Section 15.02.

“Bairstow Employment Agreement” has the meaning set forth in Section 15.02.

“Benefit Plan” shall mean any plan, program, policy, agreement, arrangement or understanding that is an employment, consulting, deferred compensation, executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation right, restricted stock, restricted stock unit, deferred stock unit, other equity-based compensation, severance pay, retention, change in control, salary continuation, life, death benefit, health, hospitalization, workers’ compensation, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (whether or not subject to ERISA) sponsored or maintained by such entity or to which such entity is a party.

“COBRA” shall mean the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Converted Time Option” has the meaning set forth in Section 15.02.

“Converted Time RSU” has the meaning set forth in Section 15.02.

“Credit Support Agreement” shall mean the Credit Support Agreement dated as of the date of the Separation Agreement by and between TWX and Time.

“Distribution” has the meaning set forth in the recitals.

“Distribution Date” means the date on which the Distribution occurs.

“Employee” shall mean any individual employed by another Person.

“Employment Taxes” shall mean all fees, Taxes, social insurance payments or similar contributions to a fund of a Governmental Authority with respect to wages or other compensation of an Employee or Service Provider.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Established U.K. Time Welfare Plans” has the meaning set forth in Section 14.04(d).

“Established U.S. Time Welfare Plans” has the meaning set forth in Section 6.01.

“Establishment Date” shall mean the date on which the applicable Time Benefit Plan was or will be established.

“Fair Market Value” of a share of TWX Common Stock or Time Common Stock shall mean, with respect to any given date, (a) if there should be a public market for such stock on such date, the closing sale price of such stock on the NYSE Composite Tape, or, if such stock is not listed or admitted on any national securities exchange, the average of the per share closing bid price and per share closing asked price on such date for such stock as quoted on the NASDAQ (or such market in which such prices are regularly quoted), or, if no sale of shares of such stock shall have been reported on the NYSE Composite Tape or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of shares of such stock have been so reported or quoted shall be used and (b) if there should not be a public market for such stock on such date, the Fair Market Value shall be the value established by TWX or Time in good faith.

“Forfeited TWX Equity Compensation Award” has the meaning set forth in Section 15.03.

“Former Time Employee” shall mean, as of an applicable date, each individual who is a former Employee of a member of the Time Group (including each Noncovered Former TWX Employee who was employed by the Time Group at the time that employment with both Groups terminated and each former Employee of the Time Group whose employment with the Time Group terminated due to long-term disability) but excluding any Transferred To TWX Employee and any Noncovered Former Time Employee. For purposes of this Agreement, references to a “Former Time Employee” shall not be deemed to refer to a Salary Continuation Former Employee, who shall be addressed specifically where applicable.

“Former Time Service Provider” shall mean each individual or entity that is a former Service Provider of a member of the Time Group.

“Governmental Authority” shall mean any Federal, state, local, domestic, foreign or international court, government, department, commission, board, bureau, agency, official or other legislative, judicial, regulatory, administrative or governmental authority.

“Group” shall mean either the TWX Group or the Time Group, as the context requires.

“Group Data Processing Agreement” shall mean the Group Data Processing Agreement dated as of the date of the Separation Agreement by and between TWX and Time.

“Information” shall mean information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product) and other technical, financial, Employee, Service Provider or business information or data.

“IPC” shall mean IPC Media Limited.

“IPC Pension Scheme” has the meaning set forth in Section 14.04(b).

“IT Applications and Database Agreement” shall mean the IT Applications and Database Agreement dated as of the date of the Separation Agreement by and between TWX and Time.

“Liabilities” shall mean any and all claims, debts, demands, actions, causes of action, suits, damages, obligations, accruals, accounts payable, reckonings, bonds, indemnities and similar obligations, agreements, promises, guarantees, make whole agreements and similar obligations and other liabilities and requirements, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising and including those arising under any law, rule, regulation, Action, threatened or contemplated Action, order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind and those arising under any contract, commitment or undertaking, including those arising under this Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person. For the avoidance of doubt, Liabilities (a) shall include attorneys’ fees, the costs and expenses of all assessments, judgments, settlements and compromises and any and all other costs and expenses whatsoever reasonably incurred in connection with anything contemplated by the preceding sentence and (b) shall not include liabilities or requirements related to Taxes.

“Noncovered Former Time Employee” shall mean any former Employee of a member of the Time Group who became an employee of a member of the TWX Group prior to January 1, 2014.

“Noncovered Former TWX Employee” shall mean any former Employee of a member of the TWX Group who became an employee of a member of the Time Group prior to January 1, 2014.

“Parties” has the meaning set forth in the preamble.

“Person” shall mean an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability company, any other entity and any Governmental Authority.

“Post-Separation Time Employee” shall mean each Employee who is employed by a member of the Time Group immediately following the Distribution, including each Transferred To Time Employee.

“Ripp” has the meaning set forth in Section 15.02.

“Ripp Employment Agreement” has the meaning set forth in Section 15.02.

“Salary Continuation Former Employee” shall mean any former Time Employee who was employed by Time or a U.S. Subsidiary of Time immediately prior to termination of his or her employment, is receiving salary continuation severance payments or separation payments and, during such period of continued payments, continues to be treated like an active Employee for purposes of participation in certain health and welfare plans.

“Schedule 5.02 Severance Amounts” has the meaning set forth in Section 5.02.

“Separation Agreement” has the meaning set forth in the recitals.

“Service Provider” shall mean any individual or entity providing services for another Person, whether as an independent contractor or other similar role (other than as an Employee).

“Subsidiary” of any Person shall mean any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that (a) no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person and (b) solely for purposes of this Agreement, Time and its Subsidiaries shall not be considered Subsidiaries of TWX prior to the Distribution.

“Taxes” shall mean all forms of taxation or duties imposed, or required to be collected or withheld, including (but not limited to) all forms of income taxes, social insurance charges, payroll tax payments or other tax-related amounts, together with any related interest, penalties or other additional amounts.

“Time” has the meaning set forth in the preamble.

“Time 401(k) Plan” has the meaning set forth in Section 9.01.

“Time Atlantic” shall mean Time Atlantic Europe Holdings Limited.

“Time Benefit Plan” shall mean any Benefit Plan sponsored or maintained by any member of the Time Group.

“Time Canada” shall mean Time Canada Ltd.

“Time Canada DC Plan” has the meaning set forth in Section 14.05.

“Time Common Stock” shall mean the common stock, $0.01 par value per share, of Time.

“Time Employee” shall mean, as of an applicable date, each Employee employed by a member of the Time Group, including any individual who is on a leave of absence (including short-term disability but excluding long-term disability) from which such Employee is permitted to return to active employment in accordance with the Time Group’s personnel policies and including any Noncovered Former TWX Employee who is not a Former Time Employee, but excluding (i) any Former Time Employee, (ii) any Noncovered Former Time Employee and (iii) as of the applicable Transfer Time, any Transferred To TWX Employee.

“Time Excess Benefit Pension Plan” has the meaning set forth in Section 8.02.

“Time Excess Pension Participants” shall mean each individual who is or was a participant in the TWX Excess Pension Benefit Plan and (i) at any time on or following January 1, 2014, was or became a Time Employee (including any Transferred To Time Employee but excluding any Transferred To TWX Employee) or (ii) at any time on or following December 31, 2013, was or became a Salary Continuation Former Employee.

“Time Flexible Spending Account Plan” has the meaning set forth in Section 11.01.

“Time Group” shall mean Time and each of its Subsidiaries. For all purposes of this Agreement, IPC, Time Atlantic and Time Canada and their respective Subsidiaries shall be considered Subsidiaries of Time and members of the Time Group.

“Time Indemnitees” shall mean Time, each other member of the Time Group and each of their respective former and current directors, officers and Employees, and each of the heirs, executors, successors and assigns of any of the foregoing.

“Time Nonqualified Plans” has the meaning set forth in Section 10.01.

“Time Service Provider” shall mean, as of an applicable date, each Service Provider providing services to a member of the Time Group.

“Time Transaction Bonuses” has the meaning set forth in Section 3.05.

“Time Transportation Benefit Program” has the meaning set forth in Section 12.01.

“Time U.K. Group Personal Pension Plan” has the meaning set forth in Section 14.04(c).

“Time U.S. Workers’ Compensation Program” has the meaning set forth in Section 6.03.

“TMA” shall mean the Tax Matters Agreement dated as of the date of the Separation Agreement by and between TWX and Time.

“TMEL” has the meaning set forth in Section 14.04(a).

“Transfer Time” shall mean the time at which (i) a Transferred To TWX Employee commences employment with a member of the TWX Group or (ii) a Transferred To Time Employee commences employment with a member of the Time Group, as applicable.

“Transferred To Time Employee” has the meaning set forth in Section 2.01.

“Transferred To TWX Employee” has the meaning set forth in Section 2.02.

“TSA” means the Transition Services Agreement dated as of the date of this Agreement between TWX and Time.

“TWECEPP” has the meaning set forth in Section 14.05.

“TWMPPP” has the meaning set forth in Section 14.04(c).

“TWUKPP” has the meaning set forth in Section 14.04(a).

“TWUKPP Exit Time” has the meaning set forth in Section 14.04(a).

“TWX” has the meaning set forth in the preamble.

“TWX 401(k) Plan” has the meaning set forth in Section 9.01.

“TWX Benefit Plan” shall mean any Benefit Plan sponsored or maintained by any member of the TWX Group.

“TWX Benefit Plan Costs” has the meaning set forth in Section 16.02.

“TWX Benefit Plan Costs Reimbursement Amount” shall mean, with respect to any calendar quarter ending at or after the Distribution Date, the amount, if any, by which the TWX Benefit Costs incurred by the members of the TWX Group during such calendar quarter exceed the TWX Benefit Plan Rebates received by the members of the TWX Group during such calendar quarter (in each case, as set forth in Section 16.02), which amount shall be paid pursuant to Section 18.01.

“TWX Benefit Plan Rebates” has the meaning set forth in Section 16.02.

“TWX Benefit Plan Rebate Reimbursement Amount” shall mean, with respect to any calendar quarter ending at or after the Distribution Date, the amount, if any, by which the TWX Benefit Plan Rebates received by the members of the TWX Group during such calendar quarter exceed the TWX Benefit Plan Costs incurred by the members of the TWX Group during such calendar quarter, which amount shall be paid pursuant to Section 18.02.

“TWX Common Stock” shall mean the common stock, $0.01 par value per share, of TWX.

“TWX Dividend Equivalents” shall mean cash dividend equivalents based on cash dividends declared and paid by TWX on the TWX Common Stock that are paid with respect to TWX RSUs held by Post-Separation Time Employees, Salary Continuation Former Employees or Former Time Employees.

“TWX Dividend Equivalent Reimbursement Amount” shall mean an amount equal to the TWX Dividend Equivalent payments made by a member of the Time Group to Post-Separation Time Employees, Salary Continuation Former Employees or Former Time Employees pursuant to Section 15.01. For the avoidance of doubt, such amount shall not include the employer-paid portion of any Employment Taxes due with respect to such amount.

“TWX Equity Compensation Award” has the meaning set forth in Section 15.01.

“TWX Equity Compensation Award Withholding Reimbursement Amount” shall mean the sum of (i) the Fair Market Value of the shares of TWX Common Stock (if any) withheld by a member of the TWX Group (determined as of the date that such shares are withheld) and (ii) the cash paid over to a member of the TWX Group, in each case, pursuant to Section 15.04 in connection with the exercise of a TWX Option or the vesting or settlement of a TWX RSU held by a Post-Separation Time Employee, Salary Continuation Former Employee or Former Time Employee. For the avoidance of doubt, such amount shall not include the employer-paid portion of any Employment Taxes due with respect to such amount.

“TWX Equity Reimbursement Amounts” shall mean amounts payable to TWX with respect to each exercise, vesting or settlement, as applicable, of TWX Equity Compensation Awards as determined pursuant to the Applicable Recharge Agreements.

“TWX Excess Benefit Pension Plan” has the meaning set forth in Section 8.02.

“TWX Flexible Spending Account Plan” has the meaning set forth in Section 11.01.

“TWX Group” shall mean TWX and each of its Subsidiaries.

“TWX Indemnitee” shall mean TWX, each other member of the TWX Group and each of their respective former and current directors, officers and Employees, and each of the heirs, executors, successors and assigns.

“TWX Nonqualified Plans” has the meaning set forth in Section 10.01.

“TWX Option” has the meaning set forth in Section 15.01.

“TWX RSU” has the meaning set forth in Section 15.01.

“TWX Services” has the meaning set forth in Section 16.01.

“TWX Services Reimbursement Amounts” has the meaning set forth in Section 16.01.

“TWX Transportation Benefit Plan” has the meaning set forth in Section 12.01.

“TWX U.S. Pension Plan” has the meaning set forth in Section 8.01.

“TWX U.S. Workers’ Compensation Program” has the meaning set forth in Section 6.03.

“TWX Welfare Plan” shall mean each Welfare Plan sponsored or maintained by a member of the TWX Group.

“Welfare Plan” shall mean each Benefit Plan that provides life insurance, health care, dental care, accidental death and dismemberment insurance, disability, severance, vacation or other group welfare or fringe benefits.

“U.S. Workers’ Compensation Effective Date” has the meaning set forth in Section 6.03.

“U.S. Workers’ Compensation Event” shall mean the event, injury, illness or condition giving rise to a workers’ compensation claim with respect to a Time Employee who is employed primarily in the U.S.

“U.S. Workers’ Compensation Reimbursement Amounts” shall mean the amount, if any, by which (i) the amount actually payable by the members of the TWX Group in respect of the participation of Time Employees, Salary Continuation Former Employees and Former Time Employees in the TWX U.S. Workers’ Compensation Plan for any period prior to the U.S. Workers’ Compensation Effective Date exceeds (ii) the amount that the TWX Group charged the members of the Time Group in respect of such period of participation.

“Withholding Amount” has the meaning set forth in Section 15.04.

ARTICLE II

General Principles; Transfer of Certain U.S. Employees; Service Providers

Except as specifically set forth herein, the terms of this Article II (other than Sections 2.03, 2.04 and 2.05) apply solely to Employees who work primarily in the U.S.

SECTION 2.01. Transfer of Transferred To Time Employees. Prior to the Distribution, TWX shall, or shall cause its Subsidiaries to, transfer to a member of the Time Group the employment of each Employee set forth on Schedule 2.01, such that these individuals are not Employees of the TWX Group at the time of the Distribution. Schedule 2.01 may be updated by mutual agreement of TWX and Time from time to time prior to the Distribution. Each Employee who is transferred to the Time Group pursuant to this Section 2.01 is referred to herein as a “Transferred To Time Employee”.

SECTION 2.02. Transfer of Transferred To TWX Employees. Prior to the Distribution, Time shall, or shall cause its Subsidiaries to, transfer or cause to be transferred to a member of the TWX Group the employment of each Employee set forth on Schedule 2.02, such that these individuals are not Employees of the Time Group at the time of the Distribution. Schedule 2.02 may be updated by mutual agreement of TWX and Time from time to time prior to the Distribution. Each Employee who is transferred to the TWX Group pursuant to this Section 2.02 is referred to herein as a “Transferred To TWX Employee”.

SECTION 2.03. Collectively Bargained Employees. All provisions contained in this Agreement shall apply equally to any Employee who is covered by a collective bargaining, works council or other labor union agreement (including any such Employee who is employed primarily outside the U.S.), except to the extent that any such agreement specifically provides for the benefit contemplated by such provision and, in each such case, the agreement shall apply rather than the terms of this Agreement.

SECTION 2.04. Noncovered Former Time Employees; Noncovered Former TWX Employees; Time Service Providers; Former Time Service Providers. Except as otherwise provided in this Agreement, the members of the TWX Group shall be responsible for all actual or potential employment Liabilities relating to periods during which Noncovered Former TWX Employees were employed by the TWX Group (including any such Employees who were employed outside the U.S.), and members of the Time Group shall be responsible for all actual or potential employment Liabilities relating to periods during which Noncovered Former Time Employees were employed by the Time Group (including any such Employees who were employed outside the U.S.). Except as otherwise specifically provided in this Agreement, the provisions of this

Agreement do not apply to Time Service Providers and Former Time Service Providers and the members of the Time Group shall be responsible for all actual or potential Liabilities relating to periods during which Time Service Providers and Former Time Service Providers provided services to members of the Time Group (including any such Service Providers who provided services outside the U.S.), including (a) Liabilities relating to the misclassification of any Person as a Service Provider and not as an Employee of a member of the Time Group, (b) Liabilities for Taxes (including any Employment Taxes) with respect to such Time Service Provider or Former Time Service Provider, (c) accounts payable owed to any Time Service Provider or Former Time Service Provider and (d) any claims made by any Time Service Provider or Former Time Service Provider with respect to benefits under any Benefit Plan.

SECTION 2.05. Benefit Plans. Except as otherwise specifically provided in this Agreement, (a) each Time Employee and Salary Continuation Former Employee (and each of their respective dependents and beneficiaries) ceased active participation in, and the members of the Time Group ceased to be participating employers in, all TWX Benefit Plans listed on Schedule 2.05(a) and, effective as of the applicable Establishment Dates set forth in such schedule, Time Employees and Salary Continuation Former Employees began participating in the corresponding Time Benefit Plans listed on such schedule, and (b) as of the Distribution Date, each Time Employee and Salary Continuation Former Employee (and each of their respective dependents and beneficiaries) shall cease active participation in, and the members of the Time Group shall cease to be participating employers in, all TWX Benefit Plans listed on Schedule 2.05(b) and, as of the applicable time, Time or one or more of its Subsidiaries had in effect or Time shall, or shall cause its Subsidiaries to, have in effect, such corresponding Time Benefit Plans as are necessary to comply with its obligations pursuant to this Agreement, including Sections 6.01, 6.03, 6.04, 7.02, 8.02, 9.01, 9.02, 9.03, 10.01, 11.01, 12.01, 15.02 and 15.03. TWX acknowledges that as of the execution of this Agreement, Time has, or has caused its Subsidiaries to, have in effect the Time Benefit Plans listed on Schedule 2.05(a). As of the Distribution Date, except as otherwise specifically provided in this Agreement and subject to Section 16.03, (i) TWX shall, or shall cause one or more members of the TWX Group to, retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to all TWX Benefit Plans, and (ii) Time shall, or shall cause one or more members of the Time Group to, retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to all Time Benefit Plans. Except as otherwise specifically provided in this Agreement, prior to, on and after the Distribution Date, the Time Group shall be solely responsible for providing payroll services to the Time Employees, Salary Continuation Former Employees and Former Time Employees.

SECTION 2.06. Allocation of Employment Liabilities for Transferred To Time Employees and Transferred To TWX Employees. Except as otherwise specifically provided in this Agreement, effective as of the relevant Transfer Time, (a) the members of the TWX Group shall be responsible for all actual or potential employment and employee benefits-related Liabilities incurred prior to the Transfer Time that relate to the Transferred To Time Employees (or any dependent or beneficiary of any Transferred To Time Employee) and (b) the members of the Time Group shall be responsible for all actual or potential employment and employee benefits-related Liabilities incurred at or after the Transfer Time that relate to the Transferred To Time Employees (or any dependent or beneficiary of any Transferred To Time Employee). Except as otherwise specifically provided in this Agreement, effective as of the relevant Transfer Time, (i) the members of the Time Group shall be responsible for all actual or potential employment and employee benefits-related Liabilities incurred prior to the Transfer Time that relate to the Transferred To TWX Employees (or any dependent or beneficiary of any Transferred To TWX Employee) and (ii) the members of the TWX Group shall be responsible for all actual or potential employment and employee benefits-related Liabilities incurred at or after the Transfer Time that relate to the Transferred To TWX Employees (or any dependent or beneficiary of any Transferred To TWX Employee).

ARTICLE III

Annual Bonuses for Year of Distribution

Except as specifically set forth herein, the terms of this Article III (other than Sections 3.03, 3.04 and 3.05) apply solely to Employees who work primarily in the U.S.

SECTION 3.01. Transferred To Time Employee Bonuses. The members of the Time Group shall (a) determine the amount of the bonus (if any) payable to each Transferred To Time Employee under the applicable annual incentive plan or arrangement of a member of the Time Group for the year that includes the applicable Transfer Time and (b) be solely liable for any such bonus.

SECTION 3.02. Transferred To TWX Employee Bonuses. The members of the TWX Group shall (a) determine the amount of the bonus (if any) payable to each Transferred To TWX Employee under the applicable annual incentive plan or arrangement of a member of the TWX Group for the year that includes the applicable Transfer Time and (b) be solely liable for any such bonus.

SECTION 3.03. Time Annual Incentive Plan; Time Annual Sales Incentive Plan. The Time Group shall retain all Liabilities with respect to Time Employees, Salary Continuation Former Employees and Former Time Employees (including Time Employees or Former Time Employees who are employed primarily outside the U.S.) under each applicable annual cash incentive plan or arrangement of a member of the Time Group, including the Time Annual Incentive Plan and the Time Advertising Sales Incentive Plan, in each case, that relate to the year that includes the Distribution.

SECTION 3.04. Time Long-Term Incentive Plan. The Time Group shall retain all Liabilities with respect to Time Employees, Salary Continuation Former Employees, Former Time Employees or any other Employees (including Time Employees, Former Time Employees, Noncovered Former Time Employees or any other Employees employed primarily outside the U.S.) under the Time Inc. 2012-2014 Cash Long-Term Incentive Plan.

SECTION 3.05. Time Transaction Bonuses. The Parties acknowledge that certain Time Employees (including any such Time Employees employed outside the U.S.) may be entitled to receive a cash bonus payment on account of the occurrence of the Distribution (the “Time Transaction Bonuses”). The Time Group shall retain Liability with respect to the Time Transaction Bonuses.

ARTICLE IV

Service Credit

SECTION 4.01. TWX Benefit Plans. As of the Distribution Date (or, if earlier, the date that the applicable Time Benefit Plan is established), service of Time Employees or Salary Continuation Former Employees with any member of the Time Group or any other employer, as applicable, other than any member of the TWX Group, shall not be taken into account for any purpose under the corresponding TWX Benefit Plan, except for purposes of determining the timing of the payment of compensation or the provision of benefits under such TWX Benefit Plan, to the extent that the timing of such payment or provision is triggered under such TWX Benefit Plan by the Time Employee’s or Salary Continuation Former Employee’s separation from service from the Time Group.

SECTION 4.02. Time Benefit Plans. Unless prohibited by applicable law, Time shall, and shall cause its Subsidiaries to, credit service accrued by each Post-Separation Time Employee with, or otherwise recognized for benefit plan purposes by, any member of the TWX Group or the Time Group at the time of or prior to the Distribution for purposes of (a) eligibility and vesting under each Time Benefit Plan under which service is relevant in determining eligibility or vesting, (b) determining the amount of severance payments and benefits (if any) payable under each Time Benefit Plan that provides severance payments or benefits and (c) determining the number of vacation days to which each such Employee will be entitled following the Distribution, in the case of clauses (a), (b) and (c), (i) to the same extent recognized by the relevant members of the TWX Group or Time Group or the corresponding TWX Benefit Plan or Time Benefit Plan immediately prior to the Distribution Date and (ii) except to the extent such credit would result in a duplication of benefits for the same period of service.

ARTICLE V

Severance

Except as specifically set forth herein, the terms of this Article V apply solely to Employees who work primarily in the U.S.

SECTION 5.01. Transferred To Time Employees. Unless required by applicable law or by the terms of any individual agreement, none of the Transferred To

Time Employees shall be deemed to have terminated employment for purposes of determining eligibility for severance or other separation payments and benefits as a result of the transfers contemplated by Section 2.01 of this Agreement; provided, however, that in the event such transfers result in severance or other separation payments to any Transferred To Time Employee, the TWX Group shall be solely responsible for all such Liabilities.

SECTION 5.02. Transferred To TWX Employees. Unless required by applicable law or by the terms of any individual agreement, none of the Transferred To TWX Employees shall be deemed to have terminated employment for purposes of determining eligibility for severance or other separation payments and benefits as a result of the transfers contemplated by Section 2.02 of this Agreement; and provided, however, that in the event such transfers result in severance or other separation payments to any Transferred To TWX Employee, the Time Group shall be solely responsible for all such Liabilities; provided further that TWX will be responsible for any severance Liabilities set forth on Schedule 5.02 (the “Schedule 5.02 Severance Amounts”). The Schedule 5.02 Severance Amounts shall, with respect to Schedule 5.02 Severance Amounts that become due and payable in whole or in part prior to the Distribution Date, be treated in accordance with the applicable provisions governing intercompany payables and receivables in the Separation Agreement, and, with respect to Schedule 5.02 Severance Amounts that first become due and payable on or following the Distribution Date, be reimbursed by Time in accordance with Section 18.01.

SECTION 5.03. Post-Distribution Severance. The Time Group shall be solely responsible for all severance or other separation payments and benefits relating to the termination or alleged termination of any Post-Separation Time Employee’s employment that occurs at the time of or following the Distribution.

ARTICLE VI

Certain U.S. Welfare Benefit Plan Matters

Except as specifically set forth herein, the terms of this Article VI apply solely to Employees who work primarily in the U.S.

SECTION 6.01. Time Welfare Plans. Effective as of the applicable Establishment Date specified on Schedule 6.01, Time established the Welfare Plans listed on Schedule 6.01 (collectively, the “Established U.S. Time Welfare Plans”) that were substantially similar to the TWX Welfare Plans in which Time Employees and Salary Continuation Former Employees participated prior to the Establishment Date for the purpose of providing welfare benefit coverage to the Time Employees and Salary Continuation Former Employees (and their respective dependents and beneficiaries). As of the applicable Establishment Date, each Time Employee and Salary Continuation Former Employee ceased participation with respect to themselves and their respective eligible dependents and beneficiaries in the corresponding TWX Welfare Plan.

SECTION 6.02. Allocation of Welfare Benefit Claims. Notwithstanding Section 2.05, (a) the members of the TWX Group shall retain Liability and responsibility in accordance with the applicable TWX Welfare Plan for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by (i) Time Employees and Salary Continuation Former Employees (and their respective dependents and beneficiaries) under such plans prior to the Establishment Date of the corresponding Time Welfare Plan and (ii) Transferred To Time Employees (and their dependents and beneficiaries) under such plans prior to the Transfer Time or, if later, the Establishment Date and (b) the members of the Time Group shall retain Liability and responsibility in accordance with the Time Welfare Plans for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by (i) Time Employees and Salary Continuation Former Employees (and their respective dependents and beneficiaries) on or following such Establishment Date and (ii) Transferred To TWX Employees (and their dependents and beneficiaries) on or following the Establishment Date and prior to the Transfer Time. For purposes of this Section 6.02, a benefit claim shall be deemed to be incurred as follows: (A) when the event giving rise to the benefit under the applicable plan has occurred as set forth in the governing plan documents, if it is clear based on the governing documents of both the TWX Welfare Plan and Time Welfare Plans which plan should be responsible for the claim or if not, as follows: (B) (1) health, dental, vision, employee assistance program and prescription drug benefits (including in respect of any hospital confinement), upon provision of such services, materials or supplies; and (2) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, or other event giving rise to such benefits. The members of the TWX Group shall retain Liability and responsibility in accordance with the applicable TWX Welfare Plan for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) for individuals who, immediately prior to the applicable Establishment Date, are Former Time Employees (and their dependents and beneficiaries), including any such Employee on long-term disability on the applicable Establishment Date.

SECTION 6.03. Workers’ Compensation Claims. In the case of any workers’ compensation claim of any Time Employee who participates in a workers’ compensation program of a member of the TWX Group (each, a “TWX U.S. Workers’ Compensation Program”), such claim shall be covered (a) under such TWX U.S. Workers’ Compensation Program if the U.S. Workers’ Compensation Event occurred prior to the earlier of the Distribution Date or June 1, 2014 (such date, as applicable, the “U.S. Workers’ Compensation Effective Date”), and (b) under a workers’ compensation program of the Time Group (each, a “Time U.S. Workers’ Compensation Program”) if the U.S. Workers’ Compensation Event occurs on or after the U.S. Workers’ Compensation Effective Date. If the U.S. Workers’ Compensation Event occurs over a period both preceding and following the U.S. Workers’ Compensation Effective Date, the claim shall be covered jointly under the TWX U.S. Workers’ Compensation Program and the Time U.S. Workers’ Compensation Program and shall be equitably apportioned between them based upon the relative periods of time that the U.S. Workers’ Compensation Event transpired preceding and following the

U.S. Workers’ Compensation Effective Date. The members of the TWX Group shall retain Liability and responsibility in accordance with the TWX U.S. Workers’ Compensation Program for all covered workers’ compensation claims incurred by individuals who, immediately prior to the U.S. Workers’ Compensation Effective Date, are Former Time Employees or Salary Continuation Former Employees, including any such Employee on long-term disability on the U.S. Workers’ Compensation Effective Date. Notwithstanding any provisions of this Section 6.03, Time shall be obligated to reimburse TWX for the U.S. Worker’s Compensation Reimbursement Amounts in accordance with Section 18.01.

SECTION 6.04. COBRA. Where a Time Employee, Salary Continuation Former Employee or Former Time Employee (or any of their respective dependents or beneficiaries) was continuing health coverage pursuant to COBRA or an applicable similar state law prior to January 1, 2014 or is eligible for COBRA continuation coverage because of the occurrence of a “qualifying event” (within the meaning of COBRA) (or similar event under applicable similar state law) that occurred prior to January 1, 2014, TWX and the TWX Welfare Plans shall, subject to Section 16.03, be responsible for all Liabilities to such Employee (or his or her eligible dependents) in respect of COBRA and any applicable similar state laws. Where a Time Employee, Salary Continuation Former Employee or Former Time Employee (or any of their respective dependents or beneficiaries) begins continuing health coverage pursuant to COBRA or an applicable similar state law on or after January 1, 2014 or is eligible for COBRA continuation coverage because of the occurrence of a “qualifying event” (or similar event under applicable similar state law) occurring on or after January 1, 2014, Time and the Time Welfare Plans shall be responsible for all Liabilities to such Employee (or his or her eligible dependents) in respect of COBRA and any applicable similar state laws. Time shall indemnify, defend and hold harmless the members of the TWX Group from and against any and all Liabilities relating to, arising out of or resulting from COBRA provided by Time, or the failure of Time to meet its COBRA obligations, to Time Employees, Salary Continuation Former Employees, Former Time Employees and their respective eligible dependents.

SECTION 6.05. New York State Unemployment Contributions. Until December 31, 2014, members of the Time Group shall be responsible for making any required New York State unemployment contributions with respect to Time Employees, Salary Continuation Former Employees and Former Time Employees to the joint accounts maintained together with members of the TWX Group. The Parties acknowledge that TWX will apply to dissolve such accounts effective as of December 31, 2014, and the Time Group shall establish new accounts as necessary to comply with such obligations for periods beginning on January 1, 2015.

ARTICLE VII

U.S. Retiree Medical Benefits

Except as otherwise specifically set forth herein, the terms of this Article VII apply solely to Employees who work primarily in the U.S.

SECTION 7.01. Subsidized Retiree Medical Benefits. The TWX Group shall retain all Liabilities with respect to subsidized retiree medical benefits relating to (a) any Time Employees, Salary Continuation Former Employee or Former Time Employees who, immediately prior to the Distribution Date, have satisfied the age and service requirements as eligible for retiree medical benefits under the applicable retiree medical plan sponsored or maintained by a member of the TWX Group or (b) any Time Employees who were employed as of December 31, 2013 and who would have satisfied such eligibility criteria if they had remained employed by a member of the TWX Group through December 31, 2015; provided, however, that nothing in this Agreement shall prohibit any member of the TWX Group from amending, modifying or terminating the applicable plan providing such benefits, or prevent the application of any such amendment, modification or termination to any such Employee; provided further that the TWX Group shall not make any such amendment, modification or termination that adversely affects the benefits of any such Employee unless such amendment, modification or termination applies to such Employee on the same basis as applicable to similarly situated participants who, as of the Distribution Date, are former Employees of the TWX Group.

SECTION 7.02. Unsubsidized Retiree Medical Benefits. Effective as of January 1, 2014, Time established an unsubsidized retiree medical benefit program under the Time Inc. Group Health Plan to provide retiree medical benefits to Time Employees, Salary Continuation Former Employees and Former Time Employees who terminated employment with the Time Group on or following such date and who met the eligibility criteria thereunder on the relevant termination date. With respect to such Employees who have terminated, or will terminate, employment with the Time Group on or following January 1, 2014, the Time Group shall be solely responsible for all Liabilities with respect to this program.

ARTICLE VIII

U.S. Defined Benefit Pension Plans

Except as otherwise specifically set forth herein, the terms of this Article VIII apply solely to Employees who work primarily in the U.S.

SECTION 8.01. TWX U.S. Pension Plan. Effective as of the Distribution Date, each Post-Separation Time Employee who is a participant, as of immediately prior to the Distribution Date, in the Time Warner Pension Plan (the “TWX U.S. Pension Plan”) shall cease active participation in the TWX U.S. Pension Plan and, without limiting the generality of Section 4.01, service with any member of the Time Group or any other employer other than any member of the TWX Group from and after the Distribution shall not be taken into account for any purpose under the TWX U.S. Pension Plan. Notwithstanding any provision of this Agreement to the contrary, following the Distribution, the TWX Group shall retain sponsorship of the TWX U.S. Pension Plan and all assets and Liabilities arising out of or relating to the TWX U.S. Pension Plan, and the TWX U.S. Pension Plan shall make payments to Time Employees, Salary Continuation Former Employees and Former Time Employees with vested rights thereunder in accordance with the terms of the TWX U.S. Pension Plan as in effect from time to time and their applicable beneficiaries. The obligations of the members of the Time Group to provide information to the members of the TWX Group in connection with Time Employees, Salary Continuation Former Employees and Former Time Employees participating in the TWX U.S. Pension Plan are set forth in Section 17.01.

SECTION 8.02. TWX Excess Benefit Pension Plan. Effective as of the Distribution Date, the Time Group shall establish the Time Inc. Excess Benefit Pension Plan (the “Time Excess Benefit Pension Plan”) as a continuation of the Time Warner Excess Benefit Pension Plan (the “TWX Excess Benefit Pension Plan”). Pursuant to the TWX Excess Benefit Pension Plan, at all times prior to the Distribution Date, Time and its Subsidiaries have been responsible for all Liabilities with respect to the Time Excess Pension Participants under the TWX Excess Benefit Pension Plan, and pursuant to the Time Excess Benefit Pension Plan, Time and its Subsidiaries shall continue to be responsible for such Liabilities. Time and its Subsidiaries shall make payments to Time Excess Pension Participants who previously had rights under the TWX Excess Benefit Pension Plan in accordance with the terms of the Time Excess Benefit Pension Plan, as in effect from time to time. Effective as of the Distribution Date, TWX and its Subsidiaries shall be responsible for all Liabilities with respect to the TWX Excess Benefit Pension Plan relating to Former Time Employees (other than any Former Time Employee who is a Time Excess Pension Participant), and, from and after the Distribution Date, TWX and its Subsidiaries shall be solely liable for all payments to any such Former Time Employee pursuant to the TWX Excess Benefit Pension Plan. TWX and its Subsidiaries shall make payments to such Former Time Employees with rights under the TWX Excess Benefit Pension Plan in accordance with the terms of such plan, as in effect from time to time. TWX and its Subsidiaries shall be solely responsible for all obligations relating to reporting of Taxes to the appropriate Governmental Authority and remitting the amounts of any such Taxes required to be withheld (including any Employment Taxes) to the appropriate Governmental Authority in connection with payments to Former Time Employees (other than any Former Time Employee who is a Time Excess Pension Participant) with rights under the TWX Excess Benefit Pension Plan. Notwithstanding the immediately preceding sentence, at the same time that Time is scheduled to make any reimbursement payments to TWX pursuant to Section 18.01 in connection with any expenses incurred by the TWX Group during the second calendar quarter of 2014, Time shall also reimburse TWX for the amount described in Schedule 8.02. The Time Group shall be solely responsible for all obligations relating to reporting of Taxes to the appropriate Governmental Authority and remitting the amounts of any such Taxes required to be withheld (including any Employment Taxes) to the appropriate Governmental Authority in connection with payments to Time Excess Pension Participants.

ARTICLE IX

U.S. Defined Contribution Plans

Except as otherwise specifically set forth herein, the terms of this Article IX apply solely to Employees who work primarily in the U.S.

SECTION 9.01. Time 401(k) Plan. Effective as of January 1, 2014 (the “401(k) Effective Date”), Time established the Time Inc. Savings Plan, a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “Time 401(k) Plan”) for the purpose of providing the opportunity to save for retirement to eligible Time Employees and Salary Continuation Former Employees participating in any tax-qualified defined contribution plan sponsored by any member of the TWX Group (the “TWX 401(k) Plan”) as of the 401(k) Effective Date and any Time Employees hired prior to the 401(k) Effective Date who are eligible to participate in the TWX 401(k) Plan but who had not yet begun participating in such plan. Time and its Subsidiaries ceased to be “employing companies” under, and such Employees ceased to be eligible to participate in, the TWX 401(k) Plan, as of the 401(k) Effective Date.

SECTION 9.02. Trust-to-Trust Transfer. As of January 3, 2014 (the “401(k) Transfer Date”), TWX caused to be transferred from the TWX 401(k) Plan to the Time 401(k) Plan the assets and Liabilities relating to the account balances of the participants who were, as of such date, Time Employees or Salary Continuation Former Employees (whether vested or unvested as of the 401(k) Transfer Date), in accordance with the requirements of all applicable laws, including ERISA and the Code. From and after the 401(k) Transfer Date, the accounts of the Time Employees and Salary Continuation Former Employees in the Time 401(k) Plan and the accounts of any Employee who becomes a participant in the Time 401(k) Plan after the 401(k) Transfer Date, in each case, shall be administered in accordance with all applicable laws, including ERISA and the Code; provided that, from and after the 401(k) Transfer Date until the Distribution Date, the TWX Group has provided, and shall continue to provide, assistance as is reasonably necessary for such administration. Such transfer of assets consisted of cash, cash equivalents, property or participant loan receivables equal to all the accrued benefit Liabilities relating to all account balances referred to in the first sentence of this Section 9.02, including such Liabilities for the beneficiaries of such Employees and including such accrued benefit Liabilities arising under any applicable qualified domestic relations order. From and after the 401(k) Transfer Date, subject to Section 9.04, the TWX Group and the TWX 401(k) Plan has had no Liabilities, and shall continue to have no Liabilities, respecting benefits under the TWX 401(k) Plan for those participants (or any of their beneficiaries) whose balances were transferred to the Time 401(k) Plan.

SECTION 9.03. 401(k) Rollover. As of the Distribution, (a) the TWX Group shall permit (i) each Transferred To Time Employee who becomes a Time Employee following January 1, 2014 and (ii) each Time Employee and Salary Continuation Former Employee who receives a contribution to the TWX 401(k) Plan in accordance with Section 9.04, to effect, and the Time Group shall cause the Time 401(k) Plan to accept, and (b) the Time Group shall permit each Transferred To TWX Employee to effect, and the TWX Group shall cause the TWX 401(k) Plan to accept, in each case, in accordance with applicable law and the terms of the TWX 401(k) Plan and the Time 401(k) Plan, a rollover of the account balances (including earnings through the date of transfer and promissory notes evidencing all outstanding loans) of such Employee under the TWX 401(k) Plan and the Time 401(k) plan, as applicable, if such rollover is elected in accordance with applicable law and the terms of the TWX 401(k) Plan and the Time 401(k) Plan by such Employee, as applicable. Upon completion of a transfer of the account balances of any Employee, as described in this Section 9.03, except as specifically set forth in Section 9.04, (A) Time and/or the Time 401(k) Plan will be responsible for all Liabilities of the TWX Group under the TWX 401(k) Plan with respect to any Employee whose account balance was transferred to the Time 401(k) Plan (and his or her respective beneficiaries), and the TWX Group and the TWX 401(k) Plan shall have no Liabilities to provide such participants (or any of their beneficiaries) with benefits under the TWX 401(k) Plan, and (B) TWX and/or the TWX 401(k) Plan will be responsible for all Liabilities of the Time Group under the Time 401(k) Plan with respect to any Employee whose account balance was transferred to the TWX 401(k) Plan (and his or her respective beneficiaries), and the Time Group and the Time 401(k) Plan shall have no Liabilities to provide such participants (or any of their beneficiaries) with benefits under the Time 401(k) Plan.

SECTION 9.04. Employer 401(k) Plan Contributions. (a) The TWX Group shall remain responsible for employer contributions with respect to any Time Employees, Salary Continuation Former Employees or Former Time Employees who participated in the TWX 401(k) Plan in 2013 in accordance with its policies and procedures for such year. With respect to each Time Employee or Salary Continuation Former Employee who is entitled to an additional employer contribution for 2013 pursuant to the terms of the TWX 401(k) Plan following the 401(k) Transfer Date, TWX shall be responsible for such employer contribution, which shall be contributed to a new account in the TWX 401(k) Plan created to accept such contribution. Any such new account may be transferred to the Time 401(k) Plan in accordance with Section 9.03.

(b) TWX shall also remain responsible for employer contributions with respect to any Transferred To Time Employees for the period from January 1, 2014 up to the applicable Transfer Time. Such additional employer contributions shall be contributed to the account of the applicable Transferred To Time Employees in the TWX 401(k) Plan or, if such account has been transferred to the Time 401(k) Plan, to a new account in the TWX 401(k) Plan created to accept such contributions. The Time Group shall be responsible for employer contributions with respect to any Time Employees, Salary Continuation Former Employees or Former Time Employees who participate in the Time 401(k) Plan in accordance with its policies and procedures for the relevant year. Time shall also remain responsible for employer contributions with respect to any Transferred To TWX Employee for the period from January 1, 2014 up to the applicable Transfer Time. Such additional employer contributions shall be contributed to the account of the Transferred To TWX Employee in the Time 401(k) Plan or, if such account has been transferred to the TWX 401(k) Plan, to a new account in the Time

401(k) Plan created to accept such contributions. Any such new account may be transferred to the TWX 401(k) Plan or the Time 401(k) Plan, as applicable, in accordance with Section 9.03.

(c) In the case of (i) any Time Employee, Former Salary Continuation Employee or Transferred To Time Employee who receives a contribution to the TWX 401(k) Plan in accordance with Section 9.04(a) or 9.04(b), or (ii) any Transferred To TWX Employee who receives a contribution to the Time 401(k) Plan in accordance with Section 9.04(b), such Employee shall be permitted to leave such Employee’s account balance in the TWX 401(k) Plan or the Time 401(k) Plan, as applicable, in lieu of electing a rollover, provided that if, following receipt of all required contributions, such Employee’s account balance is less than the minimum specified in the applicable plan, it will be distributed to such Employee in accordance with applicable law and the terms of the applicable plan.

SECTION 9.05. Limitation of Liability. For the avoidance of doubt, TWX shall have no responsibility for any failure of Time to properly administer the Time 401(k) Plan in accordance with its terms and applicable law, including any failure to properly administer the accounts of Time Employees, Salary Continuation Former Employees and their respective beneficiaries in such Time 401(k) Plan.

ARTICLE X

U.S. Nonqualified Deferred Compensation

Except as otherwise specifically set forth herein, the terms of this Article X apply solely to Employees who work primarily in the U.S.

SECTION 10.01. TWX Nonqualified Plans. Effective as of January 1, 2014, the Time Group established the Time Inc. Supplemental Savings Plan and the Time Inc. Deferred Compensation Plan (the “Time Nonqualified Plans”) as a continuation of the Time Warner Supplemental Savings Plan and the Time Warner Deferred Compensation Plan (the “TWX Nonqualified Plans”), respectively, for Time Employees, Salary Continuation Former Employees and Former Time Employees. Pursuant to the TWX Nonqualified Plans, at all times prior to January 1, 2014, Time and its Subsidiaries have been responsible for all Liabilities with respect to such Employees under the TWX Nonqualified Plans, and pursuant to the Time Nonqualified Plans, Time and its Subsidiaries continue to be responsible for such Liabilities. As of the applicable Transfer Time, Time and its Subsidiaries shall be responsible for all Liabilities with respect to the TWX Nonqualified Plans relating to the Transferred To Time Employees and the TWX Group shall be responsible for all Liabilities with respect to the Time Nonqualified Plans relating to Transferred To TWX Employees. From and after January 1, 2014, the Time Group has been solely liable for all payments to any Time Employees, Salary Continuation Former Employees and Former Time Employees, and, following the applicable Transfer Time, Transferred To Time Employees pursuant to the Time Nonqualified Plans. Time shall make payments to Time Employees, Salary Continuation Former Employees and Former Time Employees, and, following the applicable Transfer

Date, Transferred To Time Employees with rights under the Time Nonqualified Plans in accordance with the terms of the applicable plans as in effect from time to time. Following the applicable Transfer Time, TWX shall make payments to Transferred To TWX Employees with rights under the TWX Nonqualified Plans in accordance with the terms of the applicable plans, as in effect from time to time.

SECTION 10.02. Split Dollar Life Insurance Contracts. Time shall be responsible for all obligations with respect to the split dollar life insurance policies covering the individuals listed on Schedule 10.02, and shall be entitled to all rights and benefits with respect to such policies (including the right to recover premiums previously paid with respect to such policies by either the TWX Group or the Time Group). In addition, Time shall assume the employment contract with the Former Time Employee listed on Schedule 10.02 and execute any other instruments necessary to effectuate the foregoing.

SECTION 10.03. Individual Deferred Compensation Arrangement. Time shall remain responsible for all obligations with respect to the individual deferred compensation arrangement listed on Schedule 10.03. In addition, Time shall assume and/or enter into replacement investment management contracts or other contracts relating to the administration of such deferred compensation arrangement and shall execute any other instruments necessary to effectuate the foregoing.

SECTION 10.04. No Distributions. The Parties acknowledge that none of the transactions contemplated by this Agreement or the Separation Agreement are intended to trigger a payment or distribution of compensation under the Time Nonqualified Plans or any other deferred compensation account for any Time Employee, Salary Continuation Former Employee or Former Time Employee and, consequently, that the payment or distribution of any compensation to which any such current or former Employee is entitled under the Time Nonqualified Plans will occur upon such Employee’s separation from service from Time or its Subsidiaries or at such other time as provided pursuant to the Time Nonqualified Plans or by such Employee’s deferral election. Notwithstanding the foregoing, if the Parties reasonably determine that any transaction contemplated by this Agreement or the Separation Agreement will trigger a payment or distribution of compensation under the Time Nonqualified Plans or any other deferred compensation account for any Time Employee, Salary Continuation Former Employee or Former Time Employee, the Parties shall cooperate in good faith so that none of the transactions contemplated by this Agreement or the Separation Agreement will trigger any such payment or distribution; provided, however, that none of the Parties shall be required to take any action to the extent that such action would cause the Time Nonqualified Plans or any other deferred compensation account or payment thereunder that is subject to Section 409A of the Code to fail to comply with Section 409A of the Code.

SECTION 10.05. Section 409A. TWX and Time shall cooperate in good faith so that the transactions contemplated by this Agreement and the Separation Agreement will not result in adverse tax consequences under Section 409A of the Code to any Time Employee, Salary Continuation Former Employee or Former Time Employee (or any of their respective beneficiaries), in respect of their respective benefits under any Benefit Plan.

ARTICLE XI

U.S. Dependent Care and Medical Flexible Spending Arrangements;

Medical Insurance Premiums

Except as otherwise specifically set forth herein, the terms of this Article XI apply solely to Employees who work primarily in the U.S.

SECTION 11.01. Dependent Care and Medical Flexible Spending Arrangements. (a) Effective as of December 31, 2013, Time Employees and Salary Continuation Former Employees ceased participation in the dependent care and medical flexible spending arrangements under each cafeteria plan qualifying under Section 125 or Section 129 of the Code sponsored by any member of the TWX Group (the “TWX Flexible Spending Account Plan”). Effective as of January 1, 2014, Time or its Subsidiaries established the Time Inc. Flexible Spending Account Plan (the “Time Flexible Spending Account Plan”) for the purpose of providing eligible Time Employees, Salary Continuation Former Employees and their respective dependents with a means of obtaining reimbursement of dependent care assistance expenses and uninsured or noncovered medical expenses, and ceased to be “employing companies” under, and Time Employees and Salary Continuation Former Employees ceased to be eligible to participate in, the TWX Flexible Spending Account Plan. From and after January 1, 2014, the Time Group is solely responsible for all dependent care and medical flexible spending arrangement claims by participants in the Time Flexible Spending Account Plan, other than claims for expenses incurred relating to amounts contributed to the dependent care and medical flexible spending arrangements under the TWX Flexible Spending Account Plan prior to January 1, 2014. The TWX Group shall be solely responsible for all dependent care and flexible spending arrangement claims by Time Employees, Salary Continuation Former Employees and Former Time Employees participating in the TWX Flexible Spending Account Plan prior to January 1, 2014, relating to amounts contributed to the dependent care and medical flexible spending arrangements under the TWX Flexible Spending Account Plan prior to January 1, 2014.

(b) Promptly following the Transfer Time, with respect to each Transferred To Time Employee who has a dependent care or medical flexible spending arrangement under the TWX Flexible Spending Account Plan, TWX shall transfer to Time all relevant records relating to such arrangements of such Transferred To Time Employee under the TWX Flexible Spending Account Plan and any other information necessary for the administration of the Time Flexible Spending Account Plan with respect to such arrangements. Time shall, or shall cause its Subsidiaries to, cause the Time Flexible Spending Account Plan to accept, effective as of the relevant Transfer Time, a spin-off of the dependent care and medical flexible spending arrangements of each individual who is a Transferred To Time Employee and who has any such arrangements under the TWX Flexible Spending Account Plan from the TWX Flexible Spending Account Plan except for any balances relating to contributions to the TWX

Flexible Spending Account Plan prior to January 1, 2014 (which shall be retained by the TWX Flexible Spending Account Plan to satisfy claims for which the TWX Group is responsible for pursuant to Section 11.01(a)), and to honor and continue, through the end of the plan year in which the Transfer Time occurs, the elections made by such Employee with respect to a dependent care or medical flexible spending arrangement under the TWX Flexible Spending Account Plan for such plan year. The Time Group shall be solely responsible for all dependent care and medical flexible spending arrangement claims by all individuals whose dependent care and medical flexible spending arrangements transfer pursuant to this Section 11.01(b) under the TWX Flexible Spending Account Plan that were incurred in the year in which the Transfer Time occurs, whether incurred prior to, at or after the Transfer Time, that have not been paid in full as of the Transfer Time.

(c) Promptly following the Transfer Time, with respect to each Transferred To TWX Employee who has a dependent care or medical flexible spending arrangement under the Time Flexible Spending Account Plan, Time shall transfer to TWX all relevant records relating to such arrangements of such Transferred To TWX Employee under the Time Flexible Spending Account Plan and any other information necessary for the administration of the TWX Flexible Spending Account Plan with respect to such arrangements. TWX shall, or shall cause its Subsidiaries to, cause the TWX Flexible Spending Account Plan to accept, effective as of the relevant Transfer Time, a spin-off of the dependent care and medical flexible spending arrangements of each individual who is a Transferred To TWX Employee and who has any such arrangement under the Time Flexible Spending Account Plan from the Time Flexible Spending Account Plan, and to honor and continue, through the end of the plan year in which the Transfer Time occurs, the elections made by such Employee with respect to such arrangements under the Time Flexible Spending Account Plan for such plan year. The TWX Group shall be solely responsible for all dependent care and medical flexible spending arrangement claims by all individuals whose dependent care or medical flexible spending arrangements transfer pursuant to this Section 11.01(c) under the Time Flexible Spending Account Plan that were incurred in the year in which the Transfer Time occurs, whether incurred prior to, at or after the Transfer Time, that have not been paid in full as of the Transfer Time.

SECTION 11.02. Medical Insurance Premiums. From and after the applicable Transfer Time, (a) the members of the TWX Group shall honor and continue the payroll deductions in respect of medical insurance premiums required for each Transferred To TWX Employee’s participation in the applicable TWX Benefit Plans and (b) the members of the Time Group shall honor and continue the payroll deductions in respect of medical insurance premiums required for each Transferred To Time Employee’s participation in the applicable Time Benefit Plans.

ARTICLE XII

U.S. Transportation Benefit Programs

Except as otherwise specifically set forth herein, the terms of this Article XII apply solely to Employees who work primarily in the U.S.

SECTION 12.01. Transportation Benefit Programs. (a) Effective as of December 31, 2013, Time Employees and Salary Continuation Former Employees (and their respective dependents and beneficiaries) ceased participation in the transportation benefit programs sponsored by any member of the TWX Group (the “TWX Transportation Benefit Program”). Effective as of January 1, 2014, Time or its Subsidiaries established a transportation benefit program (the “Time Transportation Benefit Program”) that was substantially similar to the TWX Transportation Benefit Program as in effect as of immediately prior to the Establishment Date for the purpose of providing continued transportation benefits to Time Employees and Salary Continuation Former Employees, and, from and after such date, the Time Group is solely responsible for all transportation benefit claims by participants in the Time Transportation Benefit Program, other than claims for expenses incurred relating to amounts contributed to the TWX Transportation Benefit Program prior to January 1, 2014. The TWX Group is solely responsible for all transportation benefit claims by Time Employees, Salary Continuation Former Employees and Former Time Employees participating in the TWX Transportation Benefit Program prior to January 1, 2014, relating to amounts contributed to the TWX Transportation Benefit Program prior to January 1, 2014.

(b) Promptly following the Transfer Time, with respect to each Transferred To Time Employee who has any benefits under the TWX Transportation Benefit Program, TWX shall transfer to Time all relevant records relating to the benefits of such Transferred To Time Employee under the TWX Transportation Benefit Program and any other information necessary for the administration of the Time Transportation Benefit Program with respect to such Employee. Time shall, or shall cause its Subsidiaries to, cause the Time Transportation Benefit Program to accept, effective as of the relevant Transfer Time, a spin-off of the benefits of each individual who is a Transferred To Time Employee and who has any benefits under the TWX Transportation Benefit Program from the TWX Transportation Benefit Program except for any benefits relating to contributions to the TWX Transportation Benefit Program prior to January 1, 2014 (which shall be retained by the TWX Transportation Benefit Program to satisfy claims for which the TWX Group is responsible pursuant to Section 12.01(a)), and to honor and continue, through the end of the plan year in which the Transfer Time occurs, the elections made by such employee with respect to the benefits under the TWX Transportation Benefit Program for such plan year. The Time Group shall be solely responsible for all claims by all individuals whose benefits transfer pursuant to this Section 12.01(b) under the TWX Transportation Benefit Program that were incurred in the year in which the Transfer Time occurs, whether incurred prior to, at or after the Transfer Time, that have not been paid in full as of the Transfer Time.

(c) Promptly following the Transfer Time, with respect to each Transferred To TWX Employee who has any benefits under the Time Transportation Benefit Program, Time shall transfer to TWX all relevant records relating to the benefits of such Transferred To TWX Employee under the Time Transportation Benefit Program and any other information necessary for the administration of the TWX Transportation Benefit Program with respect to such account. TWX shall, or shall cause its Subsidiaries to, cause the TWX Transportation Benefit Program to accept, effective as of the relevant Transfer Time, a spin-off of the benefits of each individual who is a Transferred To TWX Employee and who has any benefits under the Time Transportation Benefit Program from the Time Transportation Benefit Program, and to honor and continue, through the end of the plan year in which the Transfer Time occurs, the elections made by such employee with respect to the benefits under the Time Transportation Benefit Program for such plan year. The TWX Group shall be solely responsible for all claims by all individuals whose benefits transfer pursuant to this Section 12.01(c) under the Time Transportation Benefit Program that were incurred in the year in which the Transfer Time occurs, whether incurred prior to, at or after the Transfer Time, that have not been paid in full as of the Transfer Time.

ARTICLE XIII

U.S. Vacation and Sabbatical Program

Except as otherwise specifically set forth herein, the terms of this Article XIII apply solely to Employees who work primarily in the U.S.

SECTION 13.01. Vacation. With respect to each Transferred To Time Employee, (a) for purposes of determining the number of vacation days to which such Employee shall be entitled following the relevant Transfer Time, Time and its Subsidiaries shall assume and honor all vacation days accrued or earned but not yet taken by such Employee, if any, as of the relevant Transfer Time, and (b) to the extent such Employee is entitled under any applicable law or any policy of his or her respective employer that is a member of the TWX Group, as the case may be, to be paid for any vacation days accrued or earned but not yet taken by such Employee as of the relevant Transfer Time, Time shall discharge the Liability for such vacation days. With respect to each Transferred To TWX Employee, (i) for purposes of determining the number of vacation days to which such Employee shall be entitled following the Distribution, TWX and its Subsidiaries shall honor all vacation days accrued or earned but not yet taken by such Employee as of the relevant Transfer Time, and (ii) to the extent such Employee is entitled under any applicable law or any policy of his or her respective employer that is a member of the Time Group, as the case may be, to be paid for any vacation days accrued or earned but not yet taken by such Employee as of the relevant Transfer Time, TWX shall discharge the Liability for such vacation days. The Time Group shall retain all Liability for vacation with respect to each Time Employee, Salary Continuation Former Employee and Former Time Employee who is not a Transferred To Time Employee.

SECTION 13.02. Sabbatical Program. The Time Group shall retain all Liabilities with respect to Time Employees, Salary Continuation Former Employees and Former Time Employees under the Time Sabbatical Program.

ARTICLE XIV

Non-U.S. Employees

The terms of this Article XIV apply solely to Employees who work primarily outside the U.S.

SECTION 14.01. General. Except as specifically set forth in this Article XIV or Section 16.03, prior to, upon and after the Distribution, the Time Group shall be solely responsible for (a) all Liabilities with respect to Time Employees, Former Time Employees and Time Benefit Plans, and (b) providing payroll services to the Time Employees, Salary Continuation Former Employees and Former Time Employees.

SECTION 14.02. Certain Laws. Time shall, or shall cause its Subsidiaries to, comply in all material respects with all applicable laws with respect to Time Employees, Time Service Providers, Former Time Employees and Former Time Service Providers located in jurisdictions outside the U.S., including all applicable laws relating to Tax reporting.

SECTION 14.03. Employee Transfers. None of the Transferred To Time Employees or Transferred To TWX Employees is expected to be an Employee that is primarily employed outside the U.S. In the event any Employee primarily employed outside the U.S. becomes a Transferred To Time Employee, the Parties shall cooperate in good faith to determine the treatment of such Employee.

SECTION 14.04. U.K. Employees. (a) Time Warner U.K. Pension Scheme. Effective as of the end of the day before the Distribution Date (the “TWUKPP Exit Time”), Time Magazine Europe Limited (“TMEL”) shall cease to be a participating employer with respect to the Time Warner UK Pension Plan (currently governed by a fourth definitive trust deed and rules dated May 12, 2000, as amended) (the “TWUKPP”). Effective as of the TWUKPP Exit Time, each Time Employee who, immediately prior to the TWUKPP Exit Time, is eligible for special terms in the TWUKPP over and above those ordinarily applicable to deferred members of the TWUKPP, shall cease to have such special terms going forward, and service with any member of the Time Group or any other employer from and after the TWUKPP Exit Time shall not be taken into account for any purpose under the TWUKPP. Notwithstanding any provision of this Agreement to the contrary, following the TWUKPP Exit Time, TWX or its applicable Subsidiaries shall retain sponsorship of the TWUKPP and TMEL shall, pursuant to a deed dated on or around the date of this Agreement, cease to be an “employer” in respect of the TWUKPP and so cease to have employer funding obligations (whether ongoing or triggered on exit) in respect of the TWUKPP, and the Parties acknowledge that the Time Employees and Former Time Employees who are deferred members or pensioners of the TWUKPP (and their applicable beneficiaries) shall be entitled to payments from the

TWUKPP in accordance with the terms of the TWUKPP as in effect from time to time. The obligations of the members of the Time Group to provide information to the members of the TWX Group in connection with the benefits accrued in, and payment of such benefits to the Time Employees and Former Time Employees pursuant to, the TWUKPP are set forth in Section 17.01.

(b) IPC Media Pension Scheme. Time shall cause IPC to retain sponsorship of the IPC Media Pension Scheme (currently governed by a trust deed and rules dated September 12, 2003, as amended) (the “IPC Pension Scheme”) and all assets and Liabilities arising out of or relating to the IPC Pension Scheme and the IPC Pension Scheme. The Parties acknowledge that the Time Employees and Former Time Employees who are deferred members or pensioners of the IPC Pension Scheme (and their applicable beneficiaries) shall be entitled to payments from the IPC Pension Scheme in accordance with the terms of the IPC Pension Scheme as in effect from time to time.

(c) U.K. Defined Contribution Plans. Effective as of April 1, 2014, the members of the Time Group ceased to be participating employers in the Time Warner Money Purchase Pension Plan (currently governed by a trust deed and rules dated September 22, 2009, as amended) (the “TWMPPP”), and the Time Employees ceased to be active members of such plan. As of April 1, 2014, the TWMPPP retained all assets and Liabilities relating to the Time Employees and Former Time Employees who are deferred members or pensioners of the TWMPPP, and the TWX Group acknowledges that each Time Employee and Former Time Employee shall be entitled, in accordance with applicable law and the governing documents of the TWMPPP and subject to the agreement of the trustee of the TWMPPP, as required, to a transfer of that Employee’s benefits under the TWMPPP to a defined contribution plan of any other employer (including, if applicable, a member of the Time Group) if such transfer is elected by such Employee in accordance with applicable law and the terms of the TWMPPP and the defined contribution plan of the relevant employer. From and after April 1, 2014, Time Employees who participated in the TWMPPP on March 31, 2014 are eligible to participate in a group personal pension plan sponsored by a member of the Time Group (the “Time U.K. Group Personal Pension Plan”), and prior to, on and after the Distribution Date the Time Group will be solely responsible for all Liabilities under such group personal pension plan in accordance with the governing documents of such group personal pension plan as in effect from time to time.

(d) U.K. Welfare Benefit Plans. Effective as of the applicable Establishment Date specified on Schedule 14.04(d), Time and its Subsidiaries established the Welfare Plans listed on Schedule 14.04(d) (collectively, the “Established U.K. Time Welfare Plans”) to provide welfare benefits to the Time Employees and Former Time Employees (and their respective dependents and beneficiaries), and as of the applicable Establishment Date, each Time Employee and Former Time Employee (and their respective dependants and beneficiaries) ceased active participation in the corresponding TWX Welfare Plan. Notwithstanding Section 14.01, (i) the members of the TWX Group shall retain Liability and responsibility in accordance with the applicable TWX Welfare Plans for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred under such plans by Time Employees and Former Time Employees prior to the applicable Establishment Date of the corresponding Time Welfare Plan, and (ii) the members of the Time Group shall retain Liability and responsibility in accordance with the Time Welfare Plans for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred, by Time Employees and Former Time Employees on or following such Establishment Date. For purposes of this Section 14.04(d), a benefit claim shall be deemed to be incurred as follows: (A) when the event giving rise to the benefit under the applicable plan has occurred as set forth in the governing plan documents, if it is clear based on the governing documents of both the TWX Welfare Plan and Time Welfare Plans which plan should be responsible for the claim or, if not, as follows: (B) (1) health, dental, vision, employee assistance program and prescription drug benefits (including in respect of any hospital confinement), upon provision of such services, materials or supplies; and (2) life, accidental death and dismemberment and business travel accident insurance benefits, upon death or other event giving rise to such benefits.

(e) Disability Benefits. The members of the TWX Group shall retain Liability and responsibility in accordance with the applicable TWX Welfare Benefit Plans for any Time Employee or Former Time Employee who commenced receiving disability benefits prior to April 1, 2014. The members of the Time Group shall retain Liability and responsibility in accordance with the applicable Time Welfare Plans for any Time Employee or Former Time Employee who commenced receiving disability benefits on or following April 1, 2014.

SECTION 14.05. Canadian Defined Contribution Plans. As of March 31, 2014, the members of the Time Group ceased to be participating employers in the Time Warner Entertainment (Canada) Employees’ Pension Plan (the “TWECEPP”) and the Time Employees (and their dependents and beneficiaries) ceased to be active participants in such plan and, as of April 1, 2014, such Time Employees (and their dependents and beneficiaries) became eligible to participate in the Pension Plan for Employees of Time Retail Canada Inc. (the “Time Canada DC Plan”). As soon as reasonably practicable following approval by the superintendent of the Financial Services Commission of Ontario, the TWX Group and the Time Group shall cooperate in good faith to effect a transfer of the account balances of all Time Employees and Former Time Employees from the TWECEPP to the Time Canada DC Plan in accordance with applicable law and the terms of the applicable plan. Prior to, on and after the Distribution, the Time Group shall retain sponsorship of the Time Canada DC Plan and all assets and Liabilities arising out of or relating to the Time Canada DC Plan (including the assets and Liabilities transferred to the Time Canada DC Plan in accordance with the immediately preceding sentence), and the Time Canada DC Plan shall make payments to Time Employees and Former Time Employees with vested rights thereunder (and their dependents and beneficiaries) in accordance with the terms of the Time Canada DC Plan as in effect from time to time.

SECTION 14.06. Payroll Services in Certain Jurisdictions. (a) Prior to March 1, 2014, the TWX Group was responsible for providing payroll services to Time Employees and Former Time Employees employed primarily in Hong Kong. Effective as of March 1, 2014, the Time Group is solely responsible for providing such payroll services.

(b) Prior to April 1, 2014, the TWX Group was responsible for providing payroll services to Time Employees and Former Time Employees employed by TMEL. Effective as of April 1, 2014, the Time Group is solely responsible for providing such payroll services.

(c) Prior to June 1, 2014, the TWX Group shall be responsible for providing payroll services to Time Employees and Former Time Employees employed primarily in France. Effective as of June 1, 2014, the Time Group shall be solely responsible for providing such payroll services.

SECTION 14.07. Certain Expatriate Benefit Plans. Until December 31, 2014, Time shall be an additional insured party under the Cigna International insurance policy maintained by the TWX Group with respect to U.S. expatriate employees and shall be responsible for paying all premiums with respect to its participation in such policy. Effective January 1, 2015, Time intends to adopt a replacement policy to provide benefits to Time Employees who currently receive benefits under such Cigna International insurance policy, and, if such replacement policy is not adopted as of such date, Time shall make alternative arrangements to provide such Employees with replacement benefits. In any event, from and after January 1, 2015, the Time Group shall have full responsibility for providing all such benefits to any Time Employees, Salary Continuation Former Employees and Former Time Employees receiving benefits under such Cigna International insurance policy as of December 31, 2014.

ARTICLE XV

TWX Equity Compensation Awards

SECTION 15.01. General Treatment of Outstanding TWX Equity Compensation Awards. Notwithstanding any provision of this Agreement or the Separation Agreement to the contrary, at the time of the Distribution, each outstanding option to purchase TWX Common Stock (each a “TWX Option”) and each restricted stock unit payable in shares of TWX Common Stock or the value of which is determined by reference to the value of shares of TWX Common Stock (each a “TWX RSU”), in each case, that was granted under or pursuant to any equity compensation plan of TWX (each such TWX Option or TWX RSU, a “TWX Equity Compensation Award”), and that, at the time of the Distribution, is held by any Time Employee, Salary Continuation Former Employee or Former Time Employee, shall be treated as provided in the equity compensation plan under which such TWX Equity Compensation Award was granted, the award agreement governing such TWX Equity Compensation Award and any employment agreement to which such Time Employee, Salary Continuation Former Employee or Former Time Employee is a party, as in effect at the time of the Distribution, and any such TWX Equity Compensation Award that is not forfeited by its holder as a result of the Distribution shall be adjusted to reflect the Distribution in the same manner, if any, as similar TWX Equity Compensation Awards held by Employees of the TWX Group immediately prior to the Distribution are adjusted, as determined by TWX in accordance with the equity compensation plan of TWX under which such TWX Equity Compensation Award was granted; provided, however, that TWX may amend any such TWX Equity Compensation Award in any manner that TWX determines is necessary in order to avoid additional Taxes and penalties under Section 409A of the Code. TWX hereby acknowledges that, except as provided in Section 15.02, each Time Employee (but no Salary Continuation Former Employee or Former Time Employee) who, as of the Distribution, meets the eligibility requirements for retirement treatment in the event of a voluntary termination of employment with respect to any TWX Equity Compensation Award held by such Time Employee at the time of the Distribution, as determined under the applicable equity compensation plan or award agreement, will, in connection with the Distribution, receive the benefit of any provisions of such equity compensation plan or award agreement that provide for accelerated vesting of such TWX Equity Compensation Award or an extended time period to exercise any such TWX Equity Compensation Award that is a vested TWX Option in connection with a termination of employment due to retirement. As soon as practicable following the payment by TWX of a cash dividend with respect to TWX Common Stock that is paid on or after the Distribution, Time shall pay each Time Employee, Salary Continuation Former Employee and Former Time Employee holding an outstanding TWX RSU any TWX Dividend Equivalents payable pursuant to such TWX RSU (less any Taxes that are required to be withheld) and TWX shall not be obligated to pay such Time Employee, Salary Continuation Former Employee or Former Time Employee such TWX Dividend Equivalent, but shall be obligated to reimburse the Time Group for such TWX Dividend Equivalent in accordance with Section 18.02.

SECTION 15.02. Treatment of Outstanding TWX Equity Compensation Awards Held by Joseph A. Ripp and Jeffrey J. Bairstow. Notwithstanding any provision of Section 15.01, subject to any required action by the compensation committee of the Time board of directors, in accordance with the Employment Agreement, dated October 31, 2013, by and between Time and Joseph A. Ripp (“Ripp”) (the “Ripp Employment Agreement”) and the Employment Agreement, dated October 31, 2013, by and between Time and Jeffrey J. Bairstow (“Bairstow”) (the “Bairstow Employment Agreement”), if any, effective immediately upon the Distribution, each outstanding TWX Option, whether vested or unvested, that is held, immediately prior to the Distribution, by Ripp or Bairstow, as applicable, shall be converted into an option (each, a “Converted Time Option”) to acquire shares of Time Common Stock, on substantially the same terms and conditions as were applicable under such TWX Option (other than with respect to exercise price and the number and type of shares covered thereby). The adjustments provided in this Section 15.02 with respect to any TWX Options are intended to be effected in a manner that is consistent with Section 409A of the Code. Furthermore, subject to any required action by the compensation committee of the Time board of directors in accordance with the Ripp Employment Agreement or the Bairstow Employment Agreement, if any, effective immediately upon the Distribution, each outstanding TWX RSU, whether vested or unvested, that is held, immediately prior to the Distribution, by Ripp or Bairstow, as applicable, shall be converted into a restricted stock unit with respect to shares of Time Common Stock (such restricted stock units, the “Converted Time RSUs”), on substantially the same terms and conditions as were applicable under such TWX RSU (other than with respect to the number and type of shares covered thereby). Effective immediately upon the Distribution, Time shall be responsible for all Liabilities related to the TWX Options and TWX RSUs held by Ripp and Bairstow (as Converted Time Options and Converted Time RSUs) and, from and after the Distribution, no member of the TWX Group shall have any Liabilities with respect thereto.

SECTION 15.03. Replacement Time Equity Compensation Awards. Except as provided in Section 15.02, as a result of the Distribution, Time Employees who do not meet the eligibility requirements for retirement treatment in the event of a voluntary termination of employment with respect to any TWX Equity Compensation Award held as of the Distribution, will forfeit certain TWX Equity Compensation Awards upon the Distribution (any such forfeited award, a “Forfeited TWX Equity Compensation Award”). As soon as practicable following the Distribution, subject to approval by the compensation committee of the board of directors of Time, Time shall take all actions necessary to award, and shall award, to each Post-Separation Time Employee (other than a Post-Separation Time Employee who is an Employee in a jurisdiction listed on Schedule 15.03 hereof and other than Ripp and Bairstow), restricted stock units with respect to shares of Time Common Stock with (a) a Fair Market Value equal to the aggregate intrinsic value of such Forfeited TWX Equity Compensation Awards (determined based on Fair Market Value of a share of TWX Common Stock as of the Distribution Date) and (b) vesting terms substantially identical to the vesting terms of the applicable Forfeited TWX Equity Compensation Awards, including with respect to retirement eligibility but excluding any terms relating to vesting upon or following a “change in control” of Time, which terms shall be determined by the board of directors of Time (or a duly authorized committee thereof).

SECTION 15.04. Tax Withholding and Reporting. Except as otherwise set forth in this Section 15.04, (a) in the case of any TWX RSUs that are subject to Tax withholding upon vesting, upon the vesting of any such TWX RSUs held by Post-Separation Time Employees, Salary Continuation Former Employees and Former Time Employees that are not forfeited upon the Distribution, TWX shall reduce the number of TWX RSUs held by each such Employee by a number of TWX RSUs having a Fair Market Value equal to the Withholding Amount attributable to such vesting, (b) upon the settlement of any TWX RSUs, a member of the TWX Group shall withhold from the number of shares of TWX Common Stock otherwise issuable to the relevant Post-Separation Time Employee, Salary Continuation Former Employee or Former Time Employee a number of shares having a Fair Market Value equal to the Withholding Amount attributable to such settlement, unless such Employee elects to make a cash payment to such member of the TWX Group in accordance with and to the extent permitted under applicable TWX policy in an amount equal to the Withholding Amount in lieu of such withholding of shares, and (c) upon exercise of any TWX Option, the relevant Post-Separation Time Employee, Salary Continuation Former Employee or Former Time Employee shall either (i) pay to a member of the TWX Group an amount in cash in accordance with applicable TWX policy equal to the Withholding Amount attributable to such exercise or (ii) in accordance with and to the extent permitted under applicable TWX policy, deliver to TWX a number of shares of TWX Common Stock having a Fair Market Value equal to the Withholding Amount attributable to such exercise. For purposes of this Section 15.04, the “Withholding Amount” shall mean the employee-paid portion of any Taxes (including any Employment Taxes) required to be withheld upon the applicable event. Notwithstanding the foregoing, if any of the procedures described in clause (a), (b) or (c) of the first sentence of this Section 15.04 are prohibited by applicable law, TWX and Time shall cooperate in good faith to determine alternative procedures with respect to such awards in order to fulfill all required withholding and reporting obligations in compliance with applicable law. The Parties hereby acknowledge and agree that, without limiting the generality of Section 22.02 and notwithstanding any provision of this Section 15.04, the members of the Time Group shall be solely responsible for all obligations relating to reporting of Taxes to the appropriate Governmental Authority and remitting the amounts of any such Taxes required to be withheld (including any Employment Taxes) to the appropriate Governmental Authority in connection with the exercise, vesting or settlement of any TWX Equity Compensation Awards and the payment of any TWX Dividend Equivalents and no member of the TWX Group shall have any responsibility or Liability with respect thereto, other than (A) the obligations of the members of the TWX Group to notify the members of the Time Group about amounts withheld by members of the TWX Group in connection with the exercise, vesting or settlement of any TWX Equity Compensation Awards and the amounts paid by TWX in respect of any cash dividend on TWX Common Stock that would entitle any Post-Separation Time Employee, Salary Continuation Former Employee or Former Time Employee to a TWX Dividend Equivalent (in each case, as set forth in Section 15.01) and (B) the obligations of the members of the TWX Group to make payments to the members of the Time Group in respect of the TWX Dividend Equivalent Reimbursement Amounts and the TWX Equity Compensation Award Withholding Reimbursement Amounts (as set forth in Section 18.02). The obligations of the members of the Time Group and the TWX Group to provide Information to the other party in order to allow the administration of the TWX Equity Compensation Awards pursuant to this Article XV are set forth in Section 15.05 and Section 17.01. The rights and obligations of the Parties with respect to U.S. Tax deductions relating to the TWX Equity Compensation Awards shall be governed by Section 4.08 of the TMA.

SECTION 15.05. Reports. For so long as any TWX Equity Compensation Award is outstanding and held by a Time Employee, Salary Continuation Former Employee or Former Time Employee, (a) TWX shall provide Time with the reports listed on Schedule 15.05(a) hereto at the times specified therein and (b) Time shall provide TWX with the reports listed on Schedule 15.05(b) hereto at the times specified therein.

SECTION 15.06. Recharge Agreements. On or prior to the Distribution Date, the TWX Group and the Time Group shall terminate each agreement set forth on Schedule 15.06 (the “Applicable Recharge Agreements”). Notwithstanding the termination of such agreements, (a) any Subsidiary of Time that is a party to an Applicable Recharge Agreement shall remain responsible for making payments to Time for costs relating to TWX Equity Compensation Awards held by its current or former Employees pursuant to the surviving terms and conditions of the Applicable Recharge Agreements and (b) Time shall remain responsible for making payments to TWX for TWX Equity Reimbursement Amounts in accordance with Section 18.01.

ARTICLE XVI

Administrative Costs and Benefit Plan Reimbursements

SECTION 16.01. Time Reimbursement of TWX for Post-Separation Administrative Services. From and after the Distribution, TWX shall continue to provide to the members of the Time Group services relating to (a) the administration of the TWX Equity Compensation Awards outstanding at the Distribution, (b) those services described in the TSA and (c) maintenance and administration of data relating to Time Employees, Salary Continuation Former Employees and Former Time Employees as is necessary to provide the administrative services described in the preceding clauses (a) and (b) (such services, the “TWX Services”). Without limiting the generality of Section 22.01, except as set forth in the TSA, TWX Services shall not include any services that relate to the employment of any applicable Employee with any member of the Time Group following the Distribution. As payment for the TWX Services, Time shall, or shall cause one of its Subsidiaries to, make payments to TWX in amounts that TWX and Time reasonably determine to be the costs incurred by the TWX Group in connection with such services (the “TWX Services Reimbursement Amounts”); provided, however, that to the extent that the costs of any TWX Services are billed directly to a member of the Time Group by the relevant third-party vendor, the members of the Time Group shall not be required to reimburse the members of the TWX Group for such TWX Services; provided further that the Time Group shall not be required to make payments for TWX Services pursuant to this Agreement to the extent payment for the relevant TWX Services are made pursuant to the TSA. The TWX Services Reimbursement Amounts shall also include amounts that relate to services for which a member of the Time Group has previously reimbursed a member of the TWX Group (including services provided to the Time Group prior to the Distribution Date and any TWX Services) but with respect to which a member of the TWX Group incurs additional costs following the time of the initial reimbursement, which additional costs may include, but are not limited to, additional Taxes payable by a member of the TWX Group with respect to such services and additional payments required to be made to third-party vendors for previously rendered services. The obligations of Time to reimburse TWX with respect to the TWX Services are set forth in Section 18.01.

SECTION 16.02. Pre-Separation Benefit Plan Matters. (a) Schedule 16.02(a) sets forth a list of the types of compensation and benefits provided to the Time Employees, Salary Continuation Former Employees and Former Time Employees as a result of participation in the TWX Benefit Plans prior to the Distribution Date for which a member of the TWX Group has incurred costs that are not charged directly to the members of the Time Group (such costs, the “TWX Benefit Plan Costs”). Following the Distribution, the members of the Time Group shall remain responsible for reimbursing the members of the TWX Group for all TWX Benefit Plan Costs; provided, however, that, except as otherwise specifically provided in this Agreement, in no event shall any member of the Time Group be required to reimburse any member of the TWX Group for the cost of (i) any compensation or benefits provided to a Transferred To Time Employee that relates to a period prior to the applicable Transfer Time or (ii) any Benefit Plan related Liabilities for which the TWX Group remains responsible pursuant to this Agreement. Furthermore, following the Distribution, the members of the TWX Group shall reimburse the members of the Time Group for any rebates or reimbursements received by a member of the TWX Group from any third party (whether from a vendor, a Governmental Authority or any other third party) that relate to amounts paid by a member of the Time Group pursuant to this Agreement or the TSA in connection with participation by Time Employees, Salary Continuation Former Employees and Former Time Employees in any TWX Benefit Plan (such refunds and rebates, the “TWX Benefit Plan Rebates”), which amounts shall be paid quarterly pursuant to Section 18.02 to the extent the TWX Benefit Plan Rebates exceed the TWX Benefit Costs for that quarter.

(b) Following the Distribution, the TWX Group shall remain responsible for the payment of all amounts due to the consultants set forth in Schedule 16.02(b) that relate to the services performed by such consultants as described therein.

SECTION 16.03. Benefit Plan Indemnification. With respect to each TWX Benefit Plan or Time Benefit Plan, Time shall indemnify, defend and hold harmless the members of the TWX Group from and against any and all Liabilities (other than any such Liabilities that the members of the TWX Group have explicitly agreed to retain pursuant to this Agreement) relating to, arising out of or resulting from participation in any such plan by any Time Employee, Salary Continuation Former Employee or Former Time Employee, regardless of whether such participation relates to a period that was prior to, on or after the Distribution; provided, however, that the foregoing obligations shall not apply to any participation by a Transferred To Time Employee in any TWX Benefit Plan prior to the applicable Transfer Time; provided further that the foregoing obligations shall not apply in the event of any Liabilities arising out of wilful or intentional misconduct by any member of the TWX Group or any Employee of any member of the TWX Group. With respect to each TWX Benefit Plan or Time Benefit Plan, TWX shall indemnify, defend and hold harmless the members of the Time Group from and against any and all Liabilities (i) in connection with the Time Inc. Ventures Group Benefits Plan or (ii) arising out of wilful or intentional misconduct by any member of the TWX Group or any Employee of any member of the TWX Group; provided, however, that with respect to the immediately preceding clause (ii), in no event shall any member of the TWX Group be responsible for the cost of any compensation or benefits that the relevant member of the Time Group would have incurred in the absence of any wilful or intentional misconduct by the relevant member of the TWX Group or the relevant Employee of any member of the TWX Group. For the avoidance of doubt, prior to the Distribution Date, TWX shall take, or shall cause to be taken, all actions reasonably necessary to remove Time Inc. Ventures as nominal sponsor of the Time Inc. Ventures Group Benefits Plan, and no member of the Time Group shall have any responsibilities, obligations or Liabilities with respect to such plan from and after removal.

ARTICLE XVII

Cooperation; Production of Witnesses; Works Councils

SECTION 17.01. Cooperation. Following the date of this Agreement, the Parties shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to cooperate with respect to any Employee compensation or benefits matters that either Party reasonably determines require the cooperation of the other Party in order to accomplish the objectives of this Agreement. Without limiting the generality of the preceding sentence, (a) TWX and Time shall cooperate in connection with any audits of any Benefit Plan with respect to which such Party may have Information, (b) TWX and Time shall cooperate in coordinating each of their respective payroll systems in connection with the transfers contemplated by Sections 2.01 and 2.02, (c) TWX and Time shall cooperate in connection with any audits of their respective payroll services (whether by a Governmental Authority in the U.S. or otherwise) in connection with the services provided by one Party to the other Party, (d) TWX and Time shall cooperate in administering the TWX U.S. Pension Plan, the TWX Excess Benefit Pension Plan, the Time Inc. Excess Benefit Pension Plan, the TWMPPP, the Time U.K. Group Personal Pension Plan, the TWUKPP, the TWECEPP and the Time Canada DC Plan, (e) TWX and Time shall cooperate in good faith in accordance with Section 22.03 in providing Time with access to the health and dental claims history of Time Employees, Transferred To Time Employees, Salary Continuation Former Employees and Former Time Employees under the U.S. TWX Welfare Plans, and (f) TWX and Time shall cooperate in good faith in connection with the notification and consultation with works councils, labor unions and other employee representatives of Employees of the TWX Group and the Time Group. The obligations of the TWX Group and the Time Group to cooperate pursuant to this Section 17.01 shall remain in effect until the later of (i) the date all audits of all Benefit Plans with respect to which a Party may have Information have been completed or (ii) the date the applicable statute of limitations with respect to such audits has expired.

SECTION 17.02. Production of Witnesses; Records; Further Cooperation. (a) For the time period described in Section 17.01, except in the case of an adversarial Action or threatened adversarial Action by either TWX or Time or a Person or Persons in its Group against the other Party or a Person or Persons in its Group, each of TWX and Time shall take all reasonable steps to make available, upon written request, the former, current and future directors, officers, Employees, other personnel and agents of the Persons in its respective Group (whether as witnesses or otherwise) and shall retain and make available any books, records or other documents within its control or that it otherwise has the ability to make available, to the extent that such Person (giving consideration to business demands of such directors, officers, Employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action or threatened or contemplated Action (including preparation for such Action) in which TWX or Time, as applicable, may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting Party shall bear all reasonable out-of-pocket costs and expenses in connection therewith. The obligations of the TWX

Group and the Time Group pursuant to this Section 17.02 shall remain in effect until the later of (i) the date all audits of all Benefit Plans with respect to which a Party may have Information have been completed or (ii) the date the applicable statute of limitations with respect to such audits has expired.

(b) Without limiting the foregoing, TWX and Time shall use their reasonable best efforts to cooperate and consult to the extent reasonably necessary with respect to any Actions or threatened or contemplated Actions, other than an adversarial Action against the other Group.

(c) The obligation of TWX and Time to make available former, current and future directors, officers, Employees and other personnel and agents or provide witnesses and experts pursuant to this Section 17.02 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to make available Employees and other officers without regard to whether such individual or the employer of such individual could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 17.02(a)). Without limiting the foregoing, each of TWX and Time agrees that neither it nor any Person or Persons in its respective Group will take any adverse action against any Employee of its Group based on such Employee’s provision of assistance or information to each other pursuant to this Section 17.02.

(d) Upon the reasonable request of TWX or Time, in connection with any Action contemplated by this Section 17.02, TWX and Time will enter into a mutually acceptable common interest agreement so as to maintain, to the extent practicable, any applicable attorney-client privilege or work product immunity of any member of either Group.

SECTION 17.03. Works Councils; Employee and Service Provider Notices. Prior to the Distribution, (a) Time shall, and shall cause the other members of the Time Group, to satisfy all legally required obligations of the Time Group (if any) and (b) TWX shall, and shall cause the other members of the TWX Group, to satisfy all legally required obligations of the TWX Group (if any), in each case, relating to (i) notification and consultation with works councils, labor unions and other employee representatives, (ii) completion of all regulatory filings relating to Time Employees, Salary Continuation Former Employees and Former Time Employees, (iii) notification of Time Employees, Salary Continuation Former Employees and Former Time Employees, (iv) obtaining any required consents from any Time Employees, Salary Continuation Former Employees and Former Time Employees and (iv) taking such other actions with respect to the Time Employees, Salary Continuation Former Employees and Former Time Employees as may be required by applicable law, in each case, as may be necessary in order to complete the Transactions. The Time Group shall be responsible for determining whether any such actions are required with respect to Time Service Providers and Former Time Service Providers, and shall be responsible for complying with all such requirements. Time shall indemnify, defend and hold harmless each member of the TWX Group from and against any and all Liabilities relating to, arising out of or resulting from the failure of any member of the Time Group to satisfy its obligations pursuant to this Section 17.03 and TWX shall indemnify, defend and hold harmless each member of the Time Group from and against any and all Liabilities relating to, arising out of or resulting from the failure of any member of the TWX Group to satisfy its obligations pursuant to this Section 17.03.

ARTICLE XVIII

Reimbursements

SECTION 18.01. Reimbursements by the Time Group. Promptly following the end of each calendar quarter that ends following the Distribution, TWX shall provide Time with one or more invoices that set forth the aggregate (a) Schedule 5.02 Severance Amounts (as applicable in accordance with Section 5.02), (b) U.S. Workers’ Compensation Reimbursement Amounts, (c) TWX Services Reimbursement Amounts, (d) TWX Equity Reimbursement Amounts and (e) TWX Benefit Plan Costs Reimbursement Amounts incurred by a member of the TWX Group during such calendar quarter. Within 20 days following Time’s receipt of such invoice, Time shall notify TWX in writing if Time disagrees with any of the amounts set forth on such invoice and the reason for any such disagreement. If Time does not timely notify TWX of any such disagreement, TWX’s determination as set forth on such invoice shall be conclusive, final and binding. If Time timely notifies TWX of any such disagreement, a Vice President of each Party shall meet during the 30-day period following Time’s notification of disagreement and shall negotiate in good faith to resolve the dispute during such period, and the resolution of such disagreement reached by such Vice Presidents shall be conclusive, final and binding. Within 60 days following the date such invoice becomes conclusive, final and binding, Time shall pay TWX an amount in cash equal to the aggregate amounts set forth on such invoice.

SECTION 18.02. Reimbursements by the TWX Group. Promptly following the end of each calendar quarter that ends following the Distribution in which TWX Dividend Equivalents are paid to Post-Separation Time Employees, Salary Continuation Former Employees and Former Time Employees, Time shall provide TWX with one or more invoices that set forth the aggregate TWX Dividend Equivalent Reimbursement Amounts incurred by a member of the Time Group during such calendar quarter. Within 20 days following TWX’s receipt of such invoice, TWX shall notify Time in writing if TWX disagrees with any of the amounts set forth on such invoice and the reason for any such disagreement. If TWX does not timely notify Time of any such disagreement, Time’s determination as set forth on such invoice shall be conclusive, final and binding. If TWX timely notifies Time of any such disagreement, a Vice President of each Party shall meet during the 30-day period following TWX’s notification of disagreement and shall negotiate in good faith to resolve the dispute during such period, and the resolution of such disagreement reached by such Vice Presidents shall be conclusive, final and binding. Within 60 days following the date each such invoice becomes conclusive, final and binding, a member of the TWX Group shall pay a member of the Time Group an amount in cash equal to the sum of the aggregate amounts set forth on such invoice plus the TWX Benefit Plan Rebate Reimbursement Amount (if any) for

such calendar quarter. Furthermore, not later than the last business day of the month following each month in which an amount is withheld by a member of the TWX Group pursuant to Section 15.04 in connection with the exercise of a TWX Option by a Post-Separation Time Employee, Salary Continuation Former Employee or Former Time Employee or the vesting or settlement of a TWX RSU held by a Post-Separation Time Employee, Salary Continuation Former Employee or Former Time Employee, a member of the TWX Group shall pay a member of the Time Group an amount in cash equal to the aggregate TWX Equity Compensation Award Withholding Reimbursement Amount (if any) withheld by members of the TWX Group during such month.

SECTION 18.03. Invoices. All invoices provided pursuant to this Article XVIII shall be denominated in U.S. dollars.

ARTICLE XIX

Termination

SECTION 19.01. Termination. This Agreement may be terminated by TWX at any time, in its sole discretion, prior to the Distribution; provided, however, that this Agreement shall automatically terminate upon the termination of the Separation Agreement in accordance with its terms.

SECTION 19.02. Effect of Termination. In the event of any termination of this Agreement prior to the Distribution, none of the Parties (or any of its directors or officers) shall have any Liability or further obligation to any other Party under this Agreement.

ARTICLE XX

Indemnification

SECTION 20.01. Incorporation of Indemnification Provisions of Separation Agreement. In addition to the specific indemnification provisions in this Agreement, Sections 6.02 through 6.09 of the Separation Agreement are hereby incorporated into this Agreement mutatis mutandi.

ARTICLE XXI

Further Assurances and Additional Covenants

SECTION 21.01. Further Assurances. (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties shall use reasonable best efforts, prior to, on and after the Distribution Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement.

(b) Without limiting the foregoing, prior to, on and after the Distribution Date, each Party shall cooperate with the other Party, without any further consideration, but at the expense of the requesting Party, (i) to execute and deliver, or use reasonable best efforts to execute and deliver, or cause to be executed and delivered, all instruments, including any instruments of conveyance, assignment and transfer as such Party may reasonably be requested to execute and deliver by the other Party, (ii) to make, or cause to be made, all filings with, and to obtain, or cause to be obtained, all Consents of any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument, (iii) to obtain, or cause to be obtained, any Governmental Approvals or other Consents required to effect the Spin-Off and (iv) to take, or cause to be taken, all such other actions as such Party may reasonably be requested to take by the other Party from time to time, consistent with the terms of this Agreement, the Separation Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and any transactions contemplated hereby.

(c) On or prior to the Distribution Date, TWX and Time, in their respective capacities as direct and indirect shareholders of their respective Subsidiaries, shall each ratify any actions that are reasonably necessary or desirable to be taken by Time or any other Subsidiary of TWX, as the case may be, to effectuate the transactions contemplated by this Agreement.

(d) Prior to the Distribution, if either Party identifies any commercial or other service that is needed to ensure a smooth and orderly transition of its business in connection with the consummation of the transactions contemplated hereby, the Parties will cooperate in determining whether there is a mutually acceptable arm’s-length basis on which the other Party will provide such service.

ARTICLE XXII

Miscellaneous

SECTION 22.01. Administration. Time hereby acknowledges that TWX has provided administration services for certain Time Benefit Plans and Time agrees to assume responsibility for the administration and administration costs of such plans and each other Time Benefit Plan, except as otherwise set forth in the TSA. The Parties shall cooperate in good faith to complete such transfer of responsibility on commercially reasonable terms and conditions effective no later than the Distribution.

SECTION 22.02. Employment Tax Reporting Responsibility. The Parties hereby agree to follow the alternate procedure for U.S. employment tax withholding as provided in Section 5 of Rev. Proc. 2004-53, I.R.B. 2004-35. Accordingly, (i) the members of the TWX Group shall not have any U.S. employment tax reporting responsibilities, and the members of the Time Group shall have full U.S. employment tax reporting responsibilities, for Transferred To Time Employees from and after the applicable Transfer Time, and (ii) the members of the Time Group shall not have any U.S. employment tax reporting responsibilities, and the members of the TWX Group shall have full U.S. employment tax reporting responsibilities, for Transferred To TWX Employees from and after the applicable Transfer Time.

SECTION 22.03. Data Privacy. The Parties agree that any applicable data privacy laws and any other obligations of the Time Group and the TWX Group to maintain the confidentiality of any Employee Information in accordance with applicable law shall govern the disclosure of Employee Information among the Parties under this Agreement. TWX and Time shall ensure that they each have in place appropriate technical and organizational security measures to protect the personal data of the Time Employees, Salary Continuation Former Employees, Former Time Employees, Transferred To TWX Employees and Transferred To Time Employees. Time shall be responsible for ensuring that it has in place appropriate technical and organizational security measures to protect the personal data of Time Service Providers and Former Time Service Providers. Additionally, each Party shall sign a business associate agreement, in accordance with the U.S. Health Insurance Portability and Accountability Act of 1996, and such additional documentation as may be required to comply with applicable data privacy laws.

SECTION 22.04. Confidentiality. (a) Without limiting the scope of Section 22.03, each of TWX and Time, on behalf of itself and each Person in its respective Group, shall, and shall cause its respective directors, officers, Employees, agents, accountants, counsel and other advisors and representatives to, hold, in strict confidence and not release or disclose, with at least the same degree of care, but no less than a reasonable degree of care, that it applies to its own confidential and proprietary Information pursuant to policies in effect as of the Distribution, all Information concerning the other Group or its business that is either in its possession (including Information in its possession prior to the Distribution) or furnished by the other Group or its respective directors, officers, Employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder, except, in each case, to the extent that such Information is (i) in the public domain through no fault of any member of the TWX Group or the Time Group, as applicable, or any of its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by any of TWX, Time or its respective Group, Employees, directors or agents, accountants, counsel and other advisors and representatives, as applicable, which sources are not themselves bound by a confidentiality obligation to the knowledge of any of TWX, Time or Persons in its respective Group, as applicable, (iii) independently generated without reference to any proprietary or confidential Information of the TWX Group or the Time Group, as applicable, or (iv) required to be disclosed by law; provided, however, that the Person required to disclose such Information gives the applicable Person prompt, and to the extent reasonably practicable, prior notice of such disclosure and an opportunity to contest such disclosure and shall use commercially reasonable efforts to cooperate, at the expense of the requesting Person, in seeking any reasonable protective arrangements requested by such Person. In the event that such appropriate protective order or other remedy is not obtained, the Person that is required to disclose such Information shall furnish, or cause to be furnished, only that portion of such Information that is legally required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such Information. Notwithstanding the foregoing, each of TWX and Time may release or disclose, or permit to be released or disclosed, any such Information concerning the other Group (A) to their respective directors, officers, Employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of the obligations hereunder with respect to such Information) and (B) to any nationally recognized statistical rating agency as it reasonably deems necessary, solely for the purpose of obtaining a rating of securities upon normal terms and conditions; provided, however, that the Party whose Information is being disclosed or released to such rating agency is promptly notified thereof.

(b) Without limiting the foregoing, when any Information concerning the other Group or its business is no longer needed for the purposes contemplated by this Agreement, each of TWX and Time will, promptly after request of the other Party, either return all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other Party, as applicable, that it has destroyed such Information (and used commercially reasonable efforts to destroy all such Information electronically preserved or recorded within any computerized data storage device or component (including any hard drive or database)).

SECTION 22.05. Counterparts; Entire Agreement; Corporate Power. (a) This Agreement may be executed in one or more counterparts, all of which counterparts shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party hereto and delivered to the other Party. This Agreement may be executed by facsimile or PDF signature and a facsimile or PDF signature shall constitute an original for all purposes.

(b) This Agreement and the schedules hereto, together with the Separation Agreement and the Ancillary Agreements and the schedules thereto, contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties with respect to the subject matter hereof other than those set forth or referred to herein.

(c) TWX represents on behalf of itself and each other member of the TWX Group, and Time represents on behalf of itself and each other member of the Time Group, as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and

(ii) this Agreement, the Separation Agreement and each Ancillary Agreement to which it is a party has been (or, in the case of this Agreement and any Ancillary Agreement, will be on or prior to the Distribution Date) duly executed and delivered by it and constitutes, or will constitute, a valid and binding agreement of it enforceable in accordance with the terms thereof.

SECTION 22.06. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each Party irrevocably consents to the exclusive jurisdiction, forum and venue of the Commercial Division of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York over any and all claims, disputes, controversies or disagreements between the Parties or any of their respective Subsidiaries, Affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby or thereby.

SECTION 22.07. Assignability. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either Party without the prior written consent of the other Party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Notwithstanding the foregoing, either Party may assign this Agreement without consent in connection with (a) a merger transaction in which such Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s assets, or (b) upon the sale of all or substantially all of such Party’s Assets; provided, however, that the assignee expressly assumes in writing all of the obligations of the assigning Party under this Agreement, and the assigning Party provides written notice and evidence of such assignment and assumption to the non-assigning Party. No assignment permitted by this Section 22.07 shall release the assigning Party from liability for the full performance of its obligations under this Agreement.

SECTION 22.08. No Third-Party Beneficiaries. Except for the indemnification rights under this Agreement of any TWX Indemnitee or Time Indemnitee in their respective capacities as such, this Agreement is solely for the benefit of the Parties and no current or former director, officer, Employee or Service Provider of any member of the TWX Group or any member of the Time Group or any other individual associated therewith (including any beneficiary or dependent thereof), or any trustee of any Benefit Plan of a Party or their respective Subsidiaries shall be regarded for any purpose as a third-party beneficiary of this Agreement and no provision of this Agreement shall create such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any TWX Benefit Plan or any Time Benefit Plan. Furthermore, no provision of this Agreement shall constitute a limitation on the rights to amend, modify or terminate any TWX Benefit Plan or any Time Benefit Plan and nothing herein shall be construed as an amendment to any such Benefit Plan. No provision of this Agreement shall require any member of the TWX Group or any member of the Time Group to continue the employment of any Employee or the services of any Service Provider of any member of either Group for any specific period of time following the Distribution.

SECTION 22.09. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person, (b) on the date received, if sent by a nationally recognized delivery or courier service or (c) upon the earlier of confirmed receipt or the fifth business day following the date of mailing if sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to TWX, to:

Time Warner Inc.

One Time Warner Center

New York, NY 10019

Attn: General Counsel

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attn: Eric Schiele

If to Time, to:

Time Inc.

1271 Avenue of the Americas

New York, NY 10020

Attn: General Counsel

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, NY 10017

Attn: David Lagasse

Any Party may, by notice to the other Parties, change the address to which such notices are to be given.

SECTION 22.10. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon any such determination, any such provision, to the extent determined to be invalid, void or unenforceable, shall be deemed replaced by a provision that such court determines is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable provision.

SECTION 22.11. Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 22.12. Survival of Covenants. Except as expressly set forth in this Agreement, the covenants in this Agreement and the Liabilities for the breach of any obligations in this Agreement shall survive the Distribution and shall remain in full force and effect.

SECTION 22.13. Waivers of Default. No failure or delay of any Party (or the applicable member of its Group) in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Waiver by any Party hereto of any default by the other Party hereto of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default.

SECTION 22.14. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the affected Party shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The other Party shall not oppose the granting of such relief on the basis that money damages are an adequate remedy. The Parties to this Agreement agree that the remedies at law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

SECTION 22.15. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party hereto, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of each Party.

SECTION 22.16. Interpretation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. The terms “hereof,” “herein”, “herewith” and words of similar import, unless otherwise stated, shall be construed to refer to this Agreement as a whole (including all of the schedules hereto) and not to any particular provision of this Agreement. Article, Section or Schedule references are to the articles, sections and schedules of or to this Agreement unless otherwise specified. Any capitalized terms used in any Schedule to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement. Any reference herein to this Agreement, unless otherwise stated, shall be construed to refer to this Agreement as amended, supplemented or otherwise modified from time to time, as permitted by Section 22.15. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

TIME WARNER INC.,

by
Name:
Title:

TIME INC.,

by
Name:
Title: